Filed Pursuant to Rule 424(b)(5)
Registration No. 333-279155

PROSPECTUS SUPPLEMENT
(to Prospectus dated May 16, 2024)

Up to $125,000,000
Common Stock
We have entered into a Sales Agreement, or the sales agreement, with B. Riley Securities, Inc., BTIG, LLC, Lake Street Capital Markets, LLC, Northland Securities, Inc. (d/b/a Northland Capital Markets) and Roth Capital Partners, LLC (each an “Agent”, and collectively, the “Agents”) relating to our shares of common stock, par value $0.001 per share, offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $125,000,000 from time to time through one or more Agents, acting as our agents or principals.
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “APLD.” On July 5, 2024, the last reported sale price of our common stock on Nasdaq was $6.94 per share.
Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at the market equity offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Agents will act as sales agents on a best efforts basis using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to the Agents for sales of shares of common stock sold pursuant to the sales agreement is an amount equal to 3% of the gross proceeds from the sales hereunder. In connection with the sale of the shares of common stock on our behalf, the Agents will each be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act.
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Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement, page 8 of the accompanying prospectus and in the reports we file with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference into this prospectus, to read about factors you should consider before buying shares of our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

B. Riley Securities, Inc.	BTIG
Lake Street	Northland Capital Markets
Roth Capital Partners, LLC
The date of this prospectus supplement is July 9, 2024
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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of registration statement on Form S-3 that we have filed with the SEC using a “shelf” registration process. This prospectus supplement and the accompanying prospectus relate to the offer and sale by us pursuant to the sales agreement of shares of our common stock having an aggregate offering price of up to $125,000,000 from time to time under this prospectus supplement and the accompanying prospectus at prices and on terms to be determined by market conditions at the time of the offering.
We provide information to you about this offering of shares of our common stock in two separate documents: (i) this prospectus supplement, which describes the specific details regarding this offering, and (ii) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. In addition, to the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document which is incorporated by reference into this prospectus supplement, and having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.
In making your investment decision, you should rely only on the information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus. Neither we nor the Agents have authorized anyone to provide you with information different from or inconsistent with the information contained in or incorporated by reference into this prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement and the documents incorporated by reference into this prospectus supplement is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Additional Information” and “Incorporation of Certain Information by Reference”. These documents contain important information that you should consider when making your investment decision.
We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless the context indicates otherwise, references in this prospectus supplement and the accompanying prospectus to the “Company,” “APLD,” “Applied Digital,” “we,” “us,” “our” and similar terms refer to Applied Digital Corporation and its consolidated subsidiaries.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to or incorporated by reference into the registration statement of which this prospectus supplement forms a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should carefully read the entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference before investing in our common stock, including the sections titled “Forward-Looking Statements” and “Risk Factors” provided elsewhere in this prospectus supplement and accompanying prospectus. Some of the statements in this prospectus supplement and accompanying prospectus constitute forward-looking statements. See the section titled “Forward-Looking Statements.”
Our Business
We are a United States-based designer, developer and operator of next-generation digital infrastructure across North America. We provide digital infrastructure solutions and Cloud services to the rapidly growing industries of High-Performance Computing (HPC) and Artificial Intelligence (AI). We operate in three distinct business segments, including, Blockchain data center hosting (the “Datacenter Hosting Business”), cloud services, through a wholly owned subsidiary (the “Cloud Services Business”) and HPC data center hosting (the “HPC Hosting Business”), as further discussed below.
Despite the challenges posed by the competitive landscape, global supply chain disruptions, and evolving regulatory environment, we remain committed to delivering innovative and responsible solutions to our customers while prioritizing compliance and risk management. As we continue to expand our operations and navigate the uncertainties associated with being a relatively new business in rapidly evolving markets, we believe we are well positioned to capitalize on the increasing demand for data center services driven by the rapid adoption of digital technologies across industries.
We completed our initial public offering in April 2022 and our common stock began trading on Nasdaq on April 13, 2022. In November 2022, we changed our name from Applied Blockchain, Inc. to Applied Digital Corporation.
Business Segments
Datacenter Hosting Business
Our Datacenter Hosting Business operates data centers, providing energized space to crypto mining customers. Our custom-designed data centers allow customers to rent space based on their power requirements. We currently serve four crypto-mining customers, all of whom have entered into contracts ranging from three to five years. We began generating revenue in February 2022 and to date, this business segment accounts for the majority of the revenue we generate from our operations (approximately 87% as of February 29, 2024).
We currently operate sites in Jamestown and Ellendale, North Dakota, with a total hosting capacity of approximately 286 MW:
1.Jamestown, North Dakota: 106 MW facility.
2.Ellendale, North Dakota: 180 MW facility.
In March 2021, we executed a strategy planning and portfolio advisory services agreement (the “Services Agreement”) with GMR Limited, a British Virgin Island limited liability company (“GMR”), Xsquared Holding Limited, a British Virgin Island limited liability company (“SparkPool”) and Valuefinder, a British Virgin Islands limited liability company (“Valuefinder” and, together with GMR and SparkPool, the “Service Provider(s)”). Under the Services Agreement, the Service Providers agreed to provide crypto asset mining management and analysis and assist us in securing difficult-to-obtain mining equipment. Under the terms of the Services Agreement, we issued

7,440,148 shares of our common stock to each of GMR and SparkPool and 3,156,426 shares of our common stock to Valuefinder. In June 2022, SparkPool ceased all operations and forfeited 4,965,432 shares of our common stock back to us.
In March 2022, we decided to terminate our crypto mining operations, shifting our focus and our business strategy to developing the HPC Hosting Business and our other two business segments (including the Datacenter Hosting Business). Each Service Provider advised us concerning the design and buildout of our hosting operations. We continue to partner with GMR, and other providers as they remain our strategic equity investors. Beyond GMR’s use of our hosting capabilities, our partners have strong relationships across the cryptocurrency ecosystem, which we may leverage to identify leads for the expansion of our operations and business segments.
Compared to our previous mining operations, co-hosting revenues are less subject to volatility related to the underlying crypto-asset markets. We have a contractual ceiling for our energy costs through our Amended and Restated Electric Service Agreement, entered into in September 2023 with a utility in the upper Midwest (the “Electric Service Agreement”). One of the main benefits of the Electric Service Agreement is the low cost of power for mining. Even before the recently imposed crypto mining restrictions in China, power capacity available for Bitcoin mining was scarce, especially at scalable sites with over 100 MW of potential capacity. This scarcity of mining power allows us to realize attractive hosting rates in the current market. The Electric Service Agreement has also enabled us to launch our hosting business with long-term customer contracts.
In March 2024, we announced that we entered into a definitive agreement to sell our 200 MW campus in Garden City, TX, to Marathon Digital Holdings (Nasdaq: MARA). We completed the sale transaction on April 1, 2024.
Cloud Services Business
We officially launched our Cloud Services Business in May 2023. We operate our Cloud Services Business through our wholly owned subsidiary, Applied Digital Cloud Corporation (“Applied Digital Cloud”), which provides cloud services to customers, such as artificial intelligence and machine learning developers. Our Cloud Services Business specializes in providing GPU computing solutions to empower customers in executing critical workloads related to AI, machine learning (ML), rendering, and other HPC tasks. Our managed hosting cloud service allows customers to sign service contracts, utilizing our Company-provided equipment for seamless and cost-effective operations.
We are rolling out numerous GPU clusters, each comprising 1,024 GPUs, which are available for lease by our customers. Additionally, we have secured contracts with colocation service providers to ensure secure space and energy for our hosting services. Our strategy is to utilize a blend of third-party colocation and our own HPC data centers to deliver Cloud services to our customers. In 2023, we constructed a separate and unique building, designed and purpose-built for GPUs, which is separate from our crypto hosting buildings, next to the Company’s currently operating 100-MW hosting facility in Jamestown, North Dakota, with a total capacity of 9 MW.
We currently rely on a few major suppliers for our NVIDIA Corp. (“NVIDIA”) products in this business segment: Super Micro Computer Inc. (“Super Micro”), Hewlett Packard Enterprise (“HPE”) and Dell Technologies Inc. (“Dell”). In May 2023, we partnered with Super Micro, a renowned provider of Application-Optimized Total IT Solutions. Together, we aim to deliver the Company’s Cloud service to our customers. Super Micro’s high-performance server and storage solutions are designed to address a wide range of computational-intensive workloads. Their next-generation GPU servers are incredibly power-efficient, which is vital for data centers as the power requirements for large-scale AI models continue to increase. Optimizing the Total Cost of Ownership (TCO) and Total Cost to Environment (TCE) is critical for data center operators to ensure sustainable operations.
In June 2023, we announced a partnership with HPE, a global company specializing in edge-to-cloud technology. As part of this collaboration, HPE will provide its powerful and energy-efficient supercomputers to support large-scale AI through our cloud service. HPE has been supportive in core design considerations and engineering of Company-owned facilities which will support Applied Digital Cloud’s infrastructure. In addition, we have supply agreements with Dell for delivery of AI and GPU servers. NVIDIA supplies GPUs to these GPU server providers.
Applied Digital Cloud secured its first major AI customer in May 2023 and in June 2023, entered into a 36-month contract with a second customer in the Cloud Services Business. As of the date of this prospectus supplement, our Cloud Services Business provides services to several customers.
By May 31, 2024, the Company had received and deployed a total of 6,144 GPUs; 4,096 GPUs were actively recognizing revenue and 2,048 GPUs were pending customer acceptance to start revenue recognition. The Cloud Services Business is expected to account for approximately 13% or more of our revenue in fiscal year 2024. As we ramp up operations in this business segment, we expect to acquire and deploy additional GPUs, increase revenue from the Cloud Services Business and increase the percentage of our revenue produced by our Cloud Services Business.
HPC Hosting Business
Our HPC Hosting Business specializes in designing, constructing, and managing data centers tailored to support HPC applications, including AI.
Currently, we have 9 MW of hosting capacity at our Jamestown, ND, location. In 2023, we commenced the construction of our first 100 MW HPC data center in Ellendale, North Dakota (the “HPC Ellendale Facility”). We plan to continue building this data center in 2024 and designing and developing additional HPC data center sites in the future.
We anticipate that this business segment will begin generating meaningful revenues once the HPC Ellendale Facility becomes operational, which is expected sometime in the early calendar year 2025.
Recent Developments
Series E Preferred Stock Offering
On May 16, 2024, we entered into a Dealer Manager Agreement with Preferred Capital Securities, LLC (the “Dealer Manager”), pursuant to which the Dealer Manager agreed to serve as the Company’s agent and dealer manager for an offering of up to 2,000,000 shares of our Series E Redeemable Preferred Stock, par value $0.001 (the “Series E Preferred Stock”). As of July 5, 2024, we have sold 178,775 shares of Series E Preferred Stock for net proceeds of approximately $4.2 million.
These shares were, and additional shares of the Series E Preferred Stock will be, offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-279155), filed with the SEC on May 6, 2024, and declared effective by the SEC on May 16, 2024, and the accompanying base prospectus included therein as supplemented by the prospectus supplement dated May 16, 2024, filed with the SEC.
CIM Note
On June 7, 2024, our subsidiary, APLD Holdings 2 LLC, entered into a promissory note (the “CIM Note”) with CIM APLD Lender Holdings, LLC (“CIM”), which provides for an initial borrowing of $15 million, which was drawn on June 7, 2024, and subsequent borrowings of up to $110 million which will be available subject to the satisfaction of certain conditions, of which $70 million has been drawn upon as of July 5, 2024. In addition, the CIM Note includes an accordion feature that permits up to an additional $75 million of borrowings subject to the mutual agreement of CIM and the Company. As partial consideration for the initial $15 million, on June 17, 2024, we issued a first tranche of warrants in a registered direct offering (the “Registered Warrants”) to CIM to purchase up to 6,300,449 shares of common stock.

The Registered Warrants and the shares of common stock underlying such Registered Warrants were offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-279155), filed with the SEC on May 6, 2024, and declared effective by the SEC on May 16, 2024, and the accompanying base prospectus included therein as supplemented by the prospectus supplement dated June 17, 2024, filed with the SEC.
Charter Amendment
On June 11, 2024, we filed an amendment to our Second Amended and Restated Articles of Incorporation (the “Articles”), increasing the number of shares of common stock authorized for issuance thereunder from 166,666,667 to 300,000,000.
Certain Unaudited Preliminary Financial Results
Our consolidated financial statements for the fourth quarter and fiscal year ended May 31, 2024 are not yet available. Accordingly, the information presented below reflects our preliminary financial data subject to the completion of our financial closing procedures. As a result, this preliminary financial data may differ from the actual results that will be reflected in our consolidated financial statements for the year when they are completed and publicly disclosed. Accordingly, you should not place undue reliance upon these preliminary estimates. See “Cautionary Note Regarding Forward-Looking Statements.”
The preliminary financial data included in this prospectus supplement has been prepared by, and is the responsibility of, our management. Our independent registered public accounting firm, Marcum LLP, has not audited, reviewed, or compiled this preliminary financial data. Accordingly, Marcum LLP does not express an opinion or any other form of assurance with respect thereto.
On July 9, 2024, we announced that, for the fiscal fourth quarter ended May 31, 2024, we estimate that our revenues will be approximately $41.7 to $43.7 million and Adjusted EBITDA (as defined below) will be in the range of $2.8 million to $4.8 million.
“EBITDA” is defined as earnings before interest, taxes, and depreciation and amortization.
We define Adjusted EBITDA as EBITDA adjusted for the impact of certain other items, including stock-based compensation, litigation expenses, and fair value changes in financial instruments, amongst others. These costs have been adjusted as they are not indicative of business operations. “Adjusted EBITDA” is a financial measure that is not presented in accordance with U.S. generally accepted accounting principles, or GAAP. However, we cannot reconcile our estimated range of Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, without unreasonable efforts because of the unpredictable or unknown nature of certain significant items excluded from Adjusted EBITDA and the resulting difficulty in quantifying the amounts thereof that are necessary to estimate net income (loss). Specifically, we are unable to estimate the future impact of certain items, including income tax expense (benefit) and certain fair value changes in financial instruments. We expect the variability of these items could have a significant impact on our reported GAAP financial results. Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. It is intended as a supplemental measure of our performance that is neither required by, nor presented in accordance with, GAAP. We believe that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. We also believe EBITDA and Adjusted EBITDA are useful metrics to investors because they provide additional information regarding factors and trends affecting our business, which are used in the business planning process to understand expected operating performance, to evaluate results against those expectations, and because of their importance as measures of underlying operating performance, as the primary compensation performance measure under certain programs and plans. In addition, our presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA on a supplemental basis.
The estimated preliminary financial results presented above are subject to the completion of the Company’s financial closing procedures for the fourth quarter and fiscal year ended May 31, 2024, which have not yet been completed. The Company’s actual results for the fiscal fourth quarter ended May 31, 2024 may differ materially from these estimates. Therefore, you should not place undue reliance upon these preliminary financial results. For instance, during the course of the preparation of the respective financial statements and related notes, additional items that would require material adjustments to be made to the preliminary estimated financial results presented above may be identified. The preliminary financial data included in this prospectus supplement has been prepared by and is the responsibility of the Company’s management. Marcum LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial data set forth above. Accordingly, Marcum LLP does not express an opinion or any other form of assurance with respect to these financial figures. The preliminary estimated financial results were not prepared with the view to complying with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of preliminary estimated results of operations.
The estimated preliminary financial results described above constitute forward-looking statements. Our estimates of results are based solely on information available to us as of the date of this prospectus supplement and are inherently uncertain. We believe that such information and estimates are based on reasonable assumptions and reasonable judgment. Factors that could cause the actual results to differ include the discovery of new information that affects accounting estimates, management judgment or impacts valuation methodologies underlying these estimated results; the completion of our financial and other closing procedures for the fourth quarter and fiscal year ended May 31, 2024 and the preparation of our audited consolidated financial statements; and a variety of business, economic and competitive risks and uncertainties, many of which are not within our control, and we undertake no obligation to update this information, except as required by law. Accordingly, you should not place undue reliance on these preliminary estimated unaudited financial results.
Corporate Information
Our principal executive office is located at 3811 Turtle Creek Blvd., Suite 2100, Dallas, Texas 75219, and our phone number is (214) 427-1704. Our principal website address is www.applieddigital.com.
We make available free of charge on or through our website access to press releases and investor presentations, as well as all materials that we file electronically with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after electronically filing such materials with, or furnishing them to, the SEC. The SEC maintains an Internet website, www.sec.gov, that contains reports, proxy and information statements and other information that we file electronically with the SEC.
Information contained in, or accessible through, our website does not constitute part of this prospectus or the registration statement of which it forms a part and inclusions of our website address in this prospectus or the registration statement are inactive textual references only. You should not rely on any such information in making your decision whether to purchase our securities.
We are a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies in this prospectus as well as our filings under the Exchange Act.

THE OFFERING
The following summary contains the principal terms of this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus.

Common stock offered by us in this offering	Up to $125,000,000 of our common stock, par value $0.001 per share.

Common stock to be outstanding after this offering	Up to 165,016,489 shares of common stock, assuming the sale of 18,463,811 shares in this offering at a public offering price of $6.77 per share, which was the closing price of our common stock on Nasdaq on July 3, 2024. The actual number of shares issued will vary depending on the prices at which the shares of common stock are sold from time to time under this offering.

Manner of offering	Sales of shares of our common stock, if any, may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act, from time to time, through the Agents, as our agents or as principals, pursuant to the sales agreement. See “Plan of Distribution” on page S-55.

Use of proceeds	We intend to use the net proceeds from this offering to fund the Company’s growth capital expenditures, general corporate purposes and working capital needs. See “Use of Proceeds” in this prospectus supplement beginning on page S-51.

Nasdaq Symbol	“APLD”.

Risk Factors	See “Risk Factors” beginning on page S-9, page 8 of the accompanying prospectus and in the reports we file with the SEC pursuant to the Exchange Act incorporated by reference into this prospectus supplement and the accompanying prospectus, to read about factors you should consider before buying shares of our common stock.
The number of shares of common stock to be outstanding is based on 146,552,678 shares of our common stock outstanding as of July 1, 2024 and excludes the following:
•15,597,226 shares of common stock reserved for future issuance under our 2022 Incentive Plan, as amended;
•652,964 shares of common stock reserved for future issuance under our 2022 Non-Employee Director Stock Plan, as amended;
•204,168 shares of common stock reserved for issuance under restricted stock unit awards to certain consultants;
•5,032,802 shares of common stock held in treasury;
•16,171,050 shares of our common stock to be issued upon the conversion of certain outstanding promissory notes issued by us to YA II PN, LTD. (“YA Fund”) on March 27, 2024, which shares have been registered for resale on our Registration Statement on Form S-3, Reg. No. 333-278699;
•3,000,000 shares of common stock reserved for issuance upon exercise of other outstanding warrants;
•6,300,449 shares of common stock reserved for issuance upon exercise of the Registered Warrants, the issuance of which is registered on our Registration Statement on Form S-3, Reg. No. 333-279155; and
•Up to 18,452,652 shares of our common stock to be issued upon the conversion of a certain outstanding promissory note issued by us to YA Fund on May 24, 2024, which shares have been registered for resale on our Registration Statement on Form S-1, Reg. No. 333-279884.

RISK FACTORS
An investment in our securities involves a high degree of risk and uncertainty. In addition to the other information included in this prospectus supplement and the accompanying prospectus, you should carefully consider each of the risk factors set forth in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q on file with the SEC, which are incorporated by reference into this prospectus supplement, and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement. The risks described are not the only ones facing our company. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our company. If any of the risks described occur, our business, financial condition, results of operations and prospects could be materially adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part or your investment. In assessing these risks, you should also refer to the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus.
Risk Factor Summary
We are providing the following summary of the risk factors contained in this prospectus supplement to enhance the readability and accessibility of our risk factor disclosures. We encourage you to carefully review the full risk factors contained herein in their entirety for additional information regarding the material factors that make an investment in our securities speculative or risky. These risks and uncertainties include, but are not limited to, the following:
Risks Related to Our Business and Operations
•We are at an early stage of development of our business, currently have limited sources of revenue, and may not become profitable in the future.
•We may be unable to access sufficient additional capital needed to grow our business.
•Upon the occurrence of an Amortization Event (as defined in the YA Notes (as defined below)), we may be required to make payments that could cause us financial hardship.
•We may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness.
•We previously identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, any of which may result in material misstatements of our financial statements or cause us to fail to meet our periodic reporting obligations.
•We are subject to a highly evolving regulatory landscape and any adverse changes to or our or our co-hosting customers’ failure to comply with any laws or regulations could adversely affect our business, prospects or operations.
•Our business depends upon the demand for datacenters.
•If our co-hosting customers determine not to use our co-hosting facility, our co-hosting operations may suffer from significant losses.
•If we are not able to secure additional financing to continue our construction efforts with respect to the HPC Ellendale Facility (as defined below), the completion of this project may be delayed.
•Our HPC Hosting Business is expected to have significant customer concentration.
•Failure to attract, grow and retain a diverse and balanced customer base, including key magnet customers, could harm our business and operating results.
•We depend upon third-party suppliers for power, and we are vulnerable to service failures and price increases by such suppliers and to volatility in the supply and price of power in the open market.
•Our operations could be materially adversely affected by prolonged power outages at any of our facilities.
•We rely on a limited number of suppliers to support our operations.

•Any failure of our physical or information technology or operational technology infrastructure or services could lead to significant costs and disruptions.
•If we incorrectly estimate our hosting capacity requirements and related capital expenditures, our results of operations could be adversely affected.
•Certain natural disasters or other external events, including climate change or mechanical failures, could harm our business, financial condition, results of operations, cash flows, and prospects.
•We have an evolving business model which is subject to various uncertainties.
•Various actual and potential conflicts of interest may be detrimental to our stockholders.
•The loss of any of our management team, our inability to execute an effective succession plan, or our inability to attract and retain qualified personnel, could adversely affect our business.
•We may become involved in litigation arising in the ordinary course of our business that may materially adversely affect us.
•Employee disputes or litigation and related unfavorable publicity may negatively affect our future business, financial condition, and operating results.
•We could incur significant costs related to environmental matters, including from government regulation, private litigation, and existing conditions at some of our properties.
•We may not be able to compete with other companies, some of which have greater resources and experience.
•If the award of Ether/Bitcoin reward for solving blocks and transaction fees is not sufficiently high, our customers may not have an adequate incentive to continue mining and may cease mining operations, which could lead to our failure to achieve profitability.
•Intellectual property rights claims may adversely affect the operation of some or all cryptoasset networks.
•We face risks related to public health epidemics and pandemics, including COVID-19, which could significantly disrupt our business.
•We have concentrated our operations and, thus, are particularly exposed to changes in the regulatory environment, market conditions and natural disasters in the state of North Dakota where our datacenters are located.
•We are establishing datacenters in remote areas, which may adversely affect our ability to retain staff and increase our compensation costs.
Risks Related to Our Industry
•Uncertainty in the global economy and instability within international relations, including changes in governmental policies relating to technology, and any potential downturn in the semiconductor and electronics industries, may negatively impact our business.
•Banks and financial institutions may not provide banking services, or may cut off services, to businesses that engage in cryptocurrency-related activities, and turmoil among financial institutions arising from or relating to cryptoassets or in general can materially adversely affect us and our industry.
•The impact of geopolitical and economic events on the supply and demand for cryptoassets is uncertain.
•Governmental actions may have a materially adverse effect on the cryptoasset mining industry as a whole, which would have an adverse effect on our business and results of operations.
Risks Related to Our Securities
•Our stock price has been volatile and may continue to be volatile in the future; this volatility may affect your ability to, and the price at which you could, sell our common stock.
•We may not be able to maintain the listing of our common stock on Nasdaq, which may adversely affect the flexibility of holders of our common stock to resell their securities in the secondary market.

•If securities or industry analysts do not publish research or reports about our business, or if they downgrade their recommendations regarding our common stock, its trading price and volume could decline.
•We have issued and may in the future issue new shares of our common stock, which has a dilutive effect on our stockholders.
•Substantial blocks of our common stock may be sold into the market as a result of the Prepaid Advance Agreements (as defined below).
•The rights of holders of our Series E Preferred Stock rank senior to the rights of the holders of our common stock .
Risks Related to this Offering
•You may experience immediate and substantial dilution in the net tangible book value per share of our common stock.
•Our management may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.
•It is not possible to predict the aggregate proceeds resulting from sales made under the sales agreement.
•The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
•Substantial blocks of our common stock may be sold into the market as a result of sales of our common stock offered pursuant to this prospectus supplement.
Risks Related to Our Business and Operations
We are at an early stage of development of our business, currently have limited sources of revenue, and may not become profitable in the future.
We are subject to the risks and uncertainties of a new business, including the risk that we may never further develop, complete development of or successfully market any of our proposed services. We began generating revenue from our crypto-mining business in June 2021, however, during the building of our co-hosting operations, we determined that it would be beneficial to our stockholders to focus more of our resources on this line of business than on expanding our mining operations. Accordingly, in March 2022, we ceased all crypto mining operations. We began generating revenue from our hosting operations when our first co-hosting facility came online in February 2022. Accordingly, we have only a limited history upon which an evaluation of our prospects and future performance can be made.
As we grow and develop as a business, we are attempting to reduce the impact of variability on our revenue and hosting costs by entering into long term contracts with the goal of having one blue chip anchor tenant that has signed a 3-5 year long-term contract at each site and filling the rest of the facility with customers with 18-36 month terms. In our cloud hosting business, we provide cloud infrastructure for highly scalable General Processing Unit (“GPU”) accelerated applications, or GPU clusters, to our customers under contracts spanning 24–36 months. As these are novel products in the industry, the value and longevity of the GPUs remain uncertain in this rapidly evolving market. In our HPC Hosting Business, we plan to enter into long-term contracts of approximately 10 years to host customers’ GPU clusters. Given that we have not previously operated an HPC datacenter of this scale, the profitability of these contracts cannot be determined at this time. If we are unable to successfully implement our development plan or to increase our generation of revenue, we will not become profitable in the future and may be unable to continue our operations.
Furthermore, we have a history of operating losses and our proposed operations continue to be subject to all business risks associated with new enterprises. We incurred net losses of $44.6 million and $23.5 million for the fiscal years ended May 31, 2023 and 2022, respectively. We expect to continue to incur net losses for the foreseeable future as we grow our business. We intend to continue scaling our company to increase our customer base and implement initiatives, including new business lines and global expansion. These efforts may prove more expensive than we currently anticipate and may not result in increased revenue or profitability in the short term or at all. We will also incur increased compliance costs associated with growth, expanding our customer base, and being a public company. Our efforts to grow our business may be costlier than we expect, or the revenue growth rate may be slower than we expect. As we pivot towards new markets such as cloud services and HPC datacenter hosting, we acknowledge that our limited experience in these areas may impact our ability to accurately assess our prospects. The likelihood of our success must be considered in light of the expenses, difficulties, complications, problems and delays frequently encountered in connection with the expansion of a business, operating a business in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base. There can be no assurance that we will ever operate profitably.
We may be unable to access sufficient additional capital needed to grow our business.
We expect to need to raise substantial additional capital to expand our operations, pursue our growth strategies and to respond to competitive pressures or unanticipated working capital requirements. Construction of our facilities, including the construction of the HPC Ellendale Facility, are capital-intensive projects, and we anticipate that our current and future strategic growth initiatives will likewise continue to be capital-intensive. We expect to raise additional capital to fund these and other future strategic growth initiatives, however, we may be unable to do so in a timely manner, in sufficient quantities, or on terms acceptable to us, if at all, which could impair our growth and adversely affect our existing operations. If we raise additional equity financing, our stockholders may experience significant dilution of their ownership interests, and the per share value of our common stock could decline. Furthermore, if we engage in additional debt financing, the holders of debt likely would have priority over the holders of our common stock on order of payment preference. We may be required to accept terms that restrict our ability to incur additional indebtedness, pay dividends to our shareholders, or take other actions. We may also be required to maintain specified liquidity or other ratios that could otherwise not be in the interests of our stockholders. If we are unable to raise the additional capital needed to execute our future strategic growth initiatives, we may be less competitive in our industry and the results of our operations and financial condition may suffer.
Upon the occurrence of an Amortization Event (as defined in the YA Notes), we may be required to make payments that could cause us financial hardship.
In connection with our entry in the Prepaid Purchase Agreement with YA Fund and under the terms of the YA Notes, an “Amortization Event” is deemed to have occurred if: (1) the daily VWAP of our common stock is lower than the Floor Price (as defined in each respective YA Note) then in effect for three trading days during a period of five consecutive trading days, (2) we have issued to the Investor pursuant to the PPA in excess of 99% of all of the Conversion Shares available under the Exchange Cap (as such terms are defined under the YA Notes), or (3) at any time after May 15, 2024, any of the Conversion Shares to be issued under the YA Notes are not eligible to be sold pursuant to the registration statement related to such notes for a period of ten consecutive trading days. Within three trading days of an Amortization Event, we must pay to YA Fund an amount in cash equal to: (i) $9.0 million of principal amount among both YA Notes plus (ii) a 5% payment premium, plus (iii) accrued and unpaid interest (if any), which payments would continue monthly thereafter until such “Amortization Event” is no longer continuing. This financial obligation may cause an undue and unsustainable burden on us and cause a material adverse effect on our operations and financial condition.
We may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness.
It is likely that we will need to refinance at least a portion of our outstanding debt as it matures. If we are unable to refinance or extend principal payments due at maturity or pay them with proceeds of other capital transactions, then our cash flow may not be sufficient in all years to repay all such maturing debt and to pay distributions. Further, if prevailing interest rates or other factors at the time of refinancing, such as the reluctance of lenders to make commercial real estate loans, result in higher interest rates upon refinancing, then the interest expense relating to that refinanced indebtedness would increase.

We previously identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, any of which may result in material misstatements of our financial statements or cause us to fail to meet our periodic reporting obligations.
We are a newly public company and are now required to comply with the SEC’s rules implementing Section 302 of the Sarbanes-Oxley Act (“SOX”), which requires our management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. To comply with the requirements of being a public company, we will need to upgrade our systems, including information technology, implement additional financial and management controls, reporting systems and procedures and hire additional accounting, finance and legal staff.
We have identified the following material weakness in the design of our internal controls:
•We have not designed and implemented controls to ensure we can record, process, summarize, and report financial data.
•We have not yet designed and implemented user access controls to ensure appropriate segregation of duties that would adequately restrict user and privileged access to the financially relevant systems and data to appropriate personnel.
•We did not design and maintain effective controls associated with related party transactions and disclosures. Controls in place were not designed or implemented at a sufficient level of precision or rigor to effectively identify related party relationships and disclose their related transactions in our financial statements.
•We also do not have a properly designed internal control system that identifies critical processes and key controls.
We are in the process of remediating such material weaknesses and there can be no assurance as to when or if we will fully remediate such material weaknesses.
Our efforts to develop and maintain our internal controls may not be successful, and we may be unable to maintain effective controls over our financial processes and reporting in the future and comply with the certification and reporting obligations under Sections 302 and 404 of SOX. Any failure to maintain effective controls or any difficulties encountered in our implementation or improvement of our internal controls over financial reporting could result in material misstatements that are not prevented or detected on a timely basis, which could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities. Ineffective internal controls could also cause investors to lose confidence in our reported financial information.
We are subject to a highly evolving regulatory landscape and any adverse changes to or our co-hosting customers’ failure to comply with any laws or regulations could adversely affect our business, prospects or operations.
Our customers’ businesses are subject to extensive laws, rules, regulations, policies and legal and regulatory guidance, including those governing securities, commodities, cryptoasset custody, exchange and transfer, data governance, data protection, cybersecurity and tax. Many of these legal and regulatory regimes were adopted prior to the advent of the Internet, mobile technologies, cryptoassets and related technologies. As a result, they do not contemplate or address unique issues associated with the crypto economy, are subject to significant uncertainty, and vary widely across U.S. federal, state and local and international jurisdictions. These legal and regulatory regimes, including the laws, rules and regulations thereunder, evolve frequently and may be modified, interpreted and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another.
Moreover, the complexity and evolving nature of our business and the significant uncertainty surrounding the regulation of the crypto economy requires us to exercise our judgement as to whether certain laws, rules and regulations apply to us or our customers, and it is possible that governmental bodies and regulators may disagree with our or our customers’ conclusions. To the extent we or our customers have not complied with such laws, rules and regulations, we could be subject to significant fines and other regulatory consequences, which could adversely affect our business, prospects or operations. As cryptoasset has grown in popularity and in market size, the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the Commodity Futures Trading Commission, the SEC, the Financial Crimes Enforcement Network and the Federal Bureau of Investigation) have begun to examine the operations of cryptoasset networks, cryptoasset users and cryptoasset exchange markets.
Ongoing and future regulatory actions could effectively prevent our customers’ mining operations and our ongoing or planned co-hosting operations, limiting or preventing future revenue generation by us or rendering our operations obsolete. Such actions could severely impact our ability to continue to operate and our ability to continue as a going concern or to pursue our strategy at all, which would have a material adverse effect on our business, prospects or operations.
Our business depends upon the demand for datacenters.
We are in the business of owning, acquiring, developing and operating datacenters. A reduction in the demand for datacenter space, power or connectivity would have a greater adverse effect on our business and financial condition than if we owned a portfolio with a less specialized use. Our substantial development activities make us particularly susceptible to general economic slowdowns as well as adverse developments in the datacenter, Internet and data communications and broader technology industries. Any such slowdown or adverse development could lead to reduced corporate IT spending or reduced demand for datacenter space. Reduced demand could also result from business relocations, including to metropolitan areas that we do not currently serve. Changes in industry practice or in technology could also reduce demand for the physical datacenter space we provide. In addition, our customers may choose to develop new datacenters or expand their own existing datacenters or consolidate into datacenters that we do not own or operate, which could reduce demand for our newly developed datacenters or result in the loss of one or more key customers. If any of our key customers were to do so, it could result in a loss of business to us or put pressure on our pricing. Mergers or consolidations of technology companies could reduce further the number of our customers and potential customers and make us more dependent on a more limited number of customers. If our customers merge with or are acquired by other entities that are not our customers, they may discontinue or reduce the use of our datacenters in the future. Our financial condition, results of operations, cash flow, cash available for distribution and ability to satisfy our debt service obligations could be materially adversely affected as a result of any or all of these factors.
Our success depends on external factors in the cryptomining industry.
We have a material concentration of customers in the crypto mining industry. The cryptomining industry is subject to various risks which could adversely affect our current customers’ ability to continue to operate their businesses, including, but not limited to:
•ongoing and future government or regulatory actions that could effectively prevent our customers’ mining operations, with little to no access to policymakers and lobbying organizations in many jurisdictions;
•a high degree of uncertainty about cryptoassets’ status as a “security,” a “commodity” or a financial instrument in any relevant jurisdiction which may subject our customers to regulatory scrutiny, investigations, fines, and other penalties;
•banks or financial institutions may close the accounts of businesses engaging in cryptoasset-related activities as a result of compliance risk, cost, government regulation or public pressure;
•use of cryptoassets in the retail and commercial marketplace is limited;
•extreme volatility in the market price of cryptoassets that may harm our customers financial resources, ability to meet their contractual obligations to us or cause them to reduce or cease mining operations;
•use of a ledger-based platform may not necessarily benefit from viable trading markets or the rigors of listing requirements for securities creating higher potential risk for fraud or the manipulation of the ledger due to a control event;

•concentrated ownership, large sales of cryptoassets, or distributions or redemptions by vehicles invested in cryptoassets could have an adverse effect on the demand for, and market price of, such cryptoasset;
•our customers could face difficulty adapting to emergent digital ledgers, blockchains, or alternatives thereto, rapidly changing technology or methods of, rules of, or access to, platforms;
•the number of cryptoassets awarded for solving a block in a blockchain could decrease, which may adversely affect our customers’ incentive to expend processing power to solve blocks and/or continue mining and our customers may not have access to resources to invest in increasing processing power, when necessary, in order to maintain the continuing revenue production of their mining operations;
•our customers may face third parties’ intellectual property claims or claims relating to the holding and transfer of cryptoassets and their source code, which, regardless of the merit of any such action, could reduce confidence in some or all cryptoasset networks’ long-term viability or the ability of end-users to hold and transfer cryptoassets;
•contributors to the open-source structure of the cryptoasset network protocols are generally not directly compensated for their contributions in maintaining and developing the protocol and may lack incentive to properly monitor and upgrade the protocols;
•a disruption of the Internet on which our customers’ business of mining cryptoassets is dependent;
•decentralized nature of the governance of cryptoasset systems, generally by voluntary consensus and open competition with no clear leadership structure or authority, may lead to ineffective decision making that slows development or prevents a network from overcoming emergent obstacles; and
•security breaches, hacking, or other malicious activities or loss of private keys relating to, or hack or other compromise of, digital wallets used to store our customers’ cryptoassets could adversely affect their ability to access or sell their cryptoassets or effectively utilize impacted platforms.
Even if we can diversify our customer base, negative impacts to the cryptomining industry may negatively affect our business, financial condition, operating results, liquidity, and prospects.
If our co-hosting customers determine not to use our co-hosting facility, our co-hosting operations may suffer from significant losses.
We currently have material customer concentration of crypto-mining customers.
As a result of the risks our crypto mining customers face, it is not possible for us to predict the future level of demand for our services that will be generated by these customers or the future demand for the products and services of these customers. Should some or all of our co-hosting customers suffer from harm or loss due to a set of circumstances, their businesses could be negatively impacted or prevented. Further, our contracts with these customers permit them to terminate our services at any time (subject to notice and certain other provisions). If any of our customers experience declining mining operations for any reason or determine to stop utilizing our co-hosting facilities, we could be pressured to reduce the prices we charge for our services or we could lose a major customer. Any such development could have an adverse effect on our margins and financial position and would negatively affect our revenues and results of operations.
If we are not able to secure additional financing to continue our construction efforts with respect to the HPC Ellendale Facility, the completion of this project may be delayed.
We are currently in the process of constructing the HPC Ellendale Facility, which requires significant capital expenditures. If we are not able to secure additional financing to continue our construction efforts with respect to the HPC Ellendale Facility, the completion of this project may be delayed and our ability to collect any potential renal revenue or to otherwise monetize this facility may be compromised, which could have an adverse effect on our expansion strategy and our ability to generate significant or any revenue from our HPC Hosting Business segment.

Our HPC Hosting Business is expected to have significant customer concentration.
Our HPC Hosting Business specializes in designing, constructing, and managing data centers tailored to support HPC applications, including artificial intelligence (AI). The inherent risks faced by our potential HPC hosting customers make it challenging for us to forecast the future demand for our services generated by these customers, as well as the future demand for their products and services. If a subset or all of our customers were to experience harm or loss due to unforeseen circumstances, it could negatively impact their businesses. In the event that any of our customers experience a decline in their equipment usage for any reason, or decide to discontinue the use of our facilities, we may be compelled to lower our lease prices or risk losing a significant customer. Such developments could adversely affect our profit margins and financial position, leading to a negative impact on our revenue and operational results.
Failure to attract, grow and retain a diverse and balanced customer base, including key magnet customers, could harm our business and operating results.
Our ability to attract, grow and retain a diverse and balanced customer base, consisting of enterprises, cloud service providers, network service providers, and digital economy customers, some of which we consider to be key magnets drawing in other customers, may affect our ability to maximize our revenues. Dense and desirable customer concentrations within a facility enable us to better generate significant interconnection revenues, which in turn increases our overall revenues. Our ability to attract customers to our datacenters will depend on a variety of factors, including our product offerings, the presence of carriers, the overall mix of customers, the presence of key customers attracting business through ecosystems, the datacenter’s operating reliability and security and our ability to effectively market our product offerings. Our inability to develop, provide or effectively execute any of these factors may hinder the development, growth and retention of a diverse and balanced customer base and adversely affect our business, financial condition and results of operations.
Our new services and changes to existing services could fail to attract or retain users or generate revenue and profits, or otherwise adversely affect our business.
Our ability to retain, increase, and engage our customer base and to increase our revenue depends heavily on our ability to continue to evolve our existing services and to create successful new services, both independently and in conjunction with developers or other third parties. We may introduce significant changes to our existing services or acquire or introduce new and unproven services, including using technologies with which we have little or no prior development or operating experience. For example, we are making significant investments in AI, including providing computing capacity to support AI. These efforts, including the introduction of new services or changes to existing services, may result in new or enhanced governmental or regulatory scrutiny, litigation, ethical concerns, or other complications that could adversely affect our business, reputation, or financial results. If our new services fail to engage users or developers, or if our business plans are unsuccessful, we may fail to attract or retain users or to generate sufficient revenue, operating margin, or other value to justify our investments, and our business may be adversely affected.
We are subject to risks associated with our need for significant electrical power.
Our operations require significant amounts of electrical power and we anticipate our demand for electrical power will continue to grow. The fluctuating price of electricity required for our operations and to power our expansion may inhibit our profitability. If we are unable to continue to obtain sufficient electrical power on a cost-effective basis, we may not realize the anticipated benefits of our significant capital investments.
We depend upon third-party suppliers for power, and we are vulnerable to service failures and price increases by such suppliers and to volatility in the supply and price of power in the open market.
We rely on third parties to provide power to our data centers, and we cannot ensure that these third parties will deliver such power in adequate quantities or on a consistent basis. We are also reliant on third parties to deliver additional power capacity to support the growth of our business. If the amount of power available to us is inadequate to support our customer requirements, we may be unable to satisfy our obligations to our customers or grow our business. In addition, our data centers may be susceptible to power shortages and planned or unplanned power outages caused by these shortages. Power outages may last beyond our backup and alternative power arrangements, which would harm our customers and our business. Any loss of services or equipment damage could adversely affect both our ability to generate revenues and our operating results, harm our reputation and potentially lead to customer disputes or litigation.
In addition, we may be subject to risks and unanticipated costs associated with obtaining power from various utility companies. Utilities that serve our data centers may be dependent on, and sensitive to price increases for, a particular type of fuel, such as natural gas, coal or nuclear. In addition, the price of these fuels and the total cost of delivered electricity could increase as a result of: regulations intended to regulate carbon emissions and other pollutants, ratepayer surcharges related to recovering the cost of extreme weather events and natural disasters, geopolitical conflicts, military conflicts, grid modernization charges, as well as other charges borne by ratepayers. Increases in the cost of power at any of our data centers could put those locations at a competitive disadvantage relative to data centers that are supplied power at a lower price.
We have also entered into power purchase agreements with contract terms ranging from 4 to 5 years. These agreements require us to purchase renewable energy and/or renewable energy credits from producers at fixed prices over the terms of the contracts, subject to certain adjustments. In the event that the market price for energy decreases, we may be required to pay more under the power purchase agreements than we would otherwise if we were to purchase renewable energy credits on the open market, which could adversely affect our results of operations. Additionally, interruptions in the operations of one or more of the suppliers under these agreements, as a result of extreme weather events, natural disasters or otherwise, could negatively impact the quantity of renewable energy credits delivered to us. In particular, disruptions in the oil and gas and electric power markets have caused, and could continue to cause, significant increases in energy prices, which could have a material effect on our business.
Our operations could be materially adversely affected by prolonged power outages at any of our facilities.
Beginning in December 2023, we encountered a series of outages at our Ellendale and Garden City locations. Despite our concentrated efforts towards remediation, we cannot guarantee a swift return to full operational capacity. The industry is currently facing a significant shortage of transformers, which may further delay our repair efforts. We are continuing to re-energize the Ellendale HPC Facility as additional repairs and upgrades are made to its equipment and as these repairs and upgrades are completed, we expect to ramp up capacity at this facility as soon as possible. We currently estimate that the impact of this downtime on our revenue will continue to be material until these repairs and upgrades are substantially complete.
On February 23, 2024, we began re-energizing our Garden City facility, which was de-energized on February 14, 2024 to safely accommodate Wind Energy Transmission of Texas’s maintenance work on a nearby switching station, as previously disclosed in our SEC filings. Although we have recently completed the sale of our Garden City facility, we estimate that the impact of this downtime on our revenue for the quarter ended February 29, 2024 will be material. The outage had no impact on the HPC Ellendale Facility under construction, which is being designed to provide higher levels of availability in accordance with industry standards. The outage also had no impact on our Cloud Services Business as those services are currently being hosted using third-party facilities.
There can be no assurance that similar or greater power outages will not occur at our facilities in the future. If and as they occur, we may have to reduce or cease our operations at such impacted facility, which may materially adversely affect our business, financial condition, and operating results.
Any failure of our physical or information technology or operational technology infrastructure or services could lead to significant costs and disruptions.
Our business depends on providing customers with highly reliable services, including with respect to power supply, physical security, cybersecurity, and maintenance of environmental conditions. We may fail to provide such services because our operations are vulnerable to, among other things, mechanical or telecommunications failure, power outage, human error, physical or electronic security breaches, cyberattacks, war, terrorism, fire, earthquake, pandemics, hurricane, flood and other natural disasters, sabotage and vandalism.
Substantially all of our customer agreements include terms requiring us to meet certain service level commitments. Any failure to meet these or other commitments or any equipment damage in our data centers due to any reason could subject us to contractual liability, including service level credits against customer rent payments, legal liability and monetary damages, regulatory sanctions, or, in certain cases of repeated failures, the right by the customer to terminate the agreement. Service interruptions, equipment failures or security breaches could also materially impact our brand and reputation globally and lead to customer contract terminations or non-renewals and an inability to attract customers in the future.
Any disruption of service experienced by certain of our third-party service providers, or our ineffective management of relationships with third-party service providers could harm our business, financial condition, operating results, cash flows, and prospects.
We rely on several third-party service providers for services that are essential to our business model, the most important of which are our suppliers of power, electrical equipment (including GPU servers), building materials, and construction services. Additionally, as we build our Cloud Services Business, we also expect to rely on third parties to lease or sell us equipment which we then lease to certain of our Cloud services customers. In addition, we may depend upon outside advisors who may not be available on reasonable terms as needed, or at all. To supplement the business experience of our officers and directors, we may be required to employ technical experts, appraisers, attorneys, or other consultants or advisors. Our management, with approval of our Board of Directors the (“Board”) in certain cases, without any input from stockholders, will make the selection of any such advisors. Furthermore, it is anticipated that such persons may be engaged on an “as needed” basis without a continuing fiduciary or other obligation to us. In the event we consider it necessary to hire outside advisors, we may elect to hire persons who are affiliates, if they are able to provide the required services. If these third parties or other outside advisors experience difficulty providing the services we require, or if they experience disruptions or financial distress or cease operations temporarily or permanently, or if the products they supply are defective or cease to operate for any reason, it could make it difficult for us to execute our operations. If we are unsuccessful in identifying or finding highly qualified third-party service providers or employees, if we fail to negotiate cost-effective relationships with them or if we are ineffective in managing and maintaining these relationships, it could materially and adversely affect our business and our financial condition, operating results, cash flows, and prospects.
Any delays or unexpected costs in the development of our existing space and developable land and new properties acquired for development may delay and harm our growth prospects, future operating results and financial condition.
We are currently in the process of building the HPC Ellendale Facility and we may in the future continue to build out additional HPC hosting facilities on a speculative basis at significant cost. Our successful development of this and future projects is subject to many risks, including those associated with:
•delays in construction, or changes to the plans or specifications;
•budget overruns, increased prices for raw materials or building supplies, or lack of availability and/or increased costs for specialized data center components, including long lead time items such as generators;
•construction site accidents and other casualties;
•financing availability, including our ability to obtain construction financing and permanent financing, or increases in interest rates or credit spreads;
•labor availability, costs, disputes and work stoppages with contractors, subcontractors or others that are constructing the project;
•failure of contractors to perform on a timely basis or at all, or other misconduct on the part of contractors;
•access to sufficient power and related costs of providing such power to our customers;

•environmental issues;
•supply chain constraints;
•fire, flooding, earthquakes and other natural disasters;
•pandemics;
•geological, construction, excavation and equipment problems; and
•delays or denials of entitlements or permits, including zoning and related permits, or other delays resulting from requirements of public agencies and utility companies.
In addition, development activities, regardless of whether they are ultimately successful, also typically require a substantial portion of our management’s time and attention. This may distract our management from focusing on other operational activities of our business. If we are unable to complete development projects successfully, our business may be adversely affected.
If we incorrectly estimate our hosting capacity requirements and related capital expenditures, our results of operations could be adversely affected.
We are continuously evaluating our capacity requirements in order to effectively manage our capital expenditures and operating results. However, we may be unable to accurately project our future capacity needs or sufficiently allocate resources to address such needs. If we underestimate these requirements, we may not be able to provide sufficient service to existing customers or may be required to limit new customer acquisition, both of which may materially and adversely impair our results of operations.
Similarly, we have entered into multi-year contract commitments with colocation service providers. If we overestimate our capacity requirements and therefore secure excess capacity and have excess capital expenditures, our operating material could be materially reduced.
We depend on third parties to provide network connectivity to the customers in our data centers and any delays or disruptions in connectivity may materially adversely affect our operating results and cash flow.
We are not a telecommunications carrier. Although our customers generally are responsible for providing their own network connectivity, we still depend upon the presence of telecommunications carriers’ fiber networks serving our data centers in order to attract and retain customers. We believe that the availability of carrier capacity will directly affect our ability to achieve our projected results. Any carrier may elect not to offer its services within our data centers. Any carrier that has decided to provide network connectivity to our data centers may not continue to do so for any period of time. Further, some carriers are experiencing business difficulties or have announced consolidations. As a result, some carriers may be forced to downsize or terminate connectivity within our data centers, which could have an adverse effect on the business of our customers and, in turn, our own operating results.
Our data centers may require construction and operation of a sophisticated redundant fiber network. The construction required to connect multiple carrier facilities to our data centers is complex and involves factors outside of our control, including regulatory requirements and the availability of construction resources. We have obtained the right to use network resources owned by other companies, including rights to use dark fiber, in order to attract telecommunications carriers and customers to our portfolio. If the establishment of highly diverse network connectivity to our data centers does not occur, is materially delayed or is discontinued, or is subject to failure, our operating results and cash flow may be materially adversely affected. Additionally, any hardware or fiber failures on this network may result in significant loss of connectivity to our data centers. This could negatively affect our ability to attract new customers or retain existing customers, which could have an adverse effect on our business, financial condition and results of operations.

Certain natural disasters or other external events, including climate change or mechanical failures, could harm our business, financial condition, results of operations, cash flows, and prospects.
We may also experience disruptions due to mechanical failure, human error, physical or electronic security breaches, war, terrorism, fire, earthquake, pandemics, hurricane, flood and other natural disasters, sabotage and vandalism. Our systems may be susceptible to damage, interference, or interruption from modifications or upgrades, power loss, telecommunications failures, computer viruses, ransomware attacks, computer denial of service attacks, phishing schemes, or other attempts to harm or access our systems. Such disruptions could materially and adversely affect our business and our financial condition, operating results, cash flows, and prospects.
In addition, there continues to be a lack of consistent climate legislation, which creates economic and regulatory uncertainty for our business. With the energy demand of our business, we may become a target for future environmental and energy regulation. New legislation and increased regulation regarding climate change could impose significant costs on us and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting, and other costs to comply with such regulations. Further, any future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations.
Given the political significance and uncertainty around the impact of climate change and how it should be addressed, and energy disclosure and use regulations, we cannot predict how legislation and regulation will affect our financial condition and results of operations in the future in the United States. Further, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change or energy use by us or other companies in our industry could harm our reputation. Any of the foregoing could result in a material adverse effect on our business and financial condition.
Joint ventures, joint ownership arrangements and other projects pose unique challenges and we may not be able to fully implement or realize synergies, expected returns or other anticipated benefits associated with such projects.
We are, and may be in the future, involved in strategic joint ventures and other joint ownership arrangements. We may not always be in complete alignment with our joint venture or joint owner counterparties; we may have differing strategic or commercial objectives and may be outvoted by our joint venture partners or we may disagree on governance matters with respect to the joint venture entity or the jointly owned assets. As a result, when we enter into joint ventures or joint ownership arrangements, we may be subject to a number of risks. In some joint ventures and joint ownership arrangements we may not be responsible for the operation of projects and will rely on our joint venture or joint owner counterparties for such services. Joint ventures and joint ownership arrangements may also require us to expend additional internal resources that could otherwise be directed to other projects. If we are unable to successfully execute and manage our existing and any proposed joint venture and joint owner arrangements, it could adversely impact our financial and operating results.
If we fail to effectively manage our growth, our business, financial condition and results of operations could be harmed.
We are a development stage company with a small management team and are subject to the strains of ongoing development and growth, which will place significant demands on our management and our operational and financial infrastructure. Although we may not grow as we expect, if we fail to manage our growth effectively or to develop and expand our managerial, operational and financial resources and systems, our business and financial results would be materially harmed.
We may not be able to manage growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results. Further, we cannot provide any assurance that we will successfully identify emerging trends and growth opportunities in this business sector and we may lose out on opportunities. Such circumstances could have a material adverse effect on our business, prospects or operations.

A decline in the price of cryptoassets could lead to a reduction in the usage of mining equipment at our facilities.
Although we no longer hold any direct exposure to Bitcoin, our customers engage in Bitcoin mining. The price of cryptoassets have historically been subject to dramatic price fluctuations and are highly volatile. If the price of cryptoassets declines, our customers could incur future losses and these losses could be significant as they incur costs and expenses associated with our hosting of their miners at our facilities and other costs and expenses. If our co-hosting customers’ losses are significant enough, they may be unable to continue to pay our fees, we may experience a decline in revenue from our co-hosting operations and our expansion of co-hosting operations could be delayed or prevented, which could have a material adverse effect on our business, prospects or operations.
We have an evolving business model which is subject to various uncertainties.
As cryptoassets and blockchain technologies become more widely available, we expect the services and products associated with them to evolve. Future regulations may require our co-hosting customers to change their business in order to comply fully with federal and state laws regulating cryptoasset (including Ethereum and Bitcoin) mining. In order to stay current with the industry, our business model may need to continue to evolve as well. From time to time, we may modify aspects of our business model relating to our strategy. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to our business.
We may be unable to lease vacant or development space, renew leases, or re-lease space as leases expire.
We intend to continue to add new space to our development inventory and to continue to develop additional space from this inventory. A portion of the space that we develop has been, and may continue to be, developed on a speculative basis, meaning that we do not have a signed customer agreement for the space when we begin the development process. We also develop space specifically for customers pursuant to agreements signed prior to beginning of the development process. In those cases, if we fail to meet our development obligations under those agreements, these customers may be able to terminate the agreements and we would be required to find a new customer for this space. In addition, in certain circumstances we may lease data center facilities prior to their completion. If we fail to complete the facilities in a timely manner, the customer may be entitled to terminate its agreement, seek damages or penalties against us or pursue other remedies and we may be required to find a new customer for the space. We cannot assure you that once we have developed space or land we will be able to successfully lease it at all, or at rates we consider favorable or expected at the time we commenced development. Further, once development of a data center facility is complete, we incur certain operating expenses even if there are no customers occupying any space. If we are not able to complete development in a timely manner or successfully lease the space that we develop, if development costs are higher than we currently estimate, or if rental rates are lower than expected when we began the project or are otherwise undesirable, our financial condition, results of operations, cash flow, cash available for distribution and ability to satisfy our debt service obligations could be materially adversely affected.
Even if we have additional space available for lease at any one of our data centers, our ability to lease this space to existing or new customers could be constrained by our ability to provide sufficient electrical power.
As current and future customers increase their power footprint in our data centers over time, the corresponding reduction in available power could limit our ability to increase occupancy rates or network density within our existing data centers. Furthermore, our aggregate maximum contractual obligation to provide power and cooling to our customers may exceed the physical capacity at such data centers if customers were to quickly increase their demand for power and cooling. If we are not able to increase the available power and/or cooling or move the customer to another location within our data centers with sufficient power and cooling to meet such demand, we could lose the customer as well as be exposed to liability under our customer agreements. In addition, our power and cooling systems are difficult and expensive to upgrade. Accordingly, we may not be able to efficiently upgrade or change these systems to meet new demands without incurring significant costs that we may not be able to pass on to our customers. Any such material loss of customers, liability or additional costs could adversely affect our business, financial condition and results of operations.

Various actual and potential conflicts of interest may be detrimental to our stockholders.
We do not currently have specific procedures in place with respect to potential conflicts of interest, however, in determining to engage with potential competitors and entities with whom our officers or directors may have relationships, we considered the risks and risk mitigation factors, including requiring that transactions valued at over $120,000 in which our officers, directors and holders of more than 5% of our common stock have an interest be approved or ratified by our Audit Committee. Mr. Cummins holds over 19% of our common stock and has a financial interest in the success of our operations. We also have more than a majority of independent directors on our Board in order to ensure that there are limitations on the risks of conflicts of interest impacting Board level decisions. We cannot, however, guarantee that the conflicts of interest described above, or other future conflicts of interest, will not manifest in advice or decisions that negatively impact our financial results and our operations. Our company maintains business relationships with several companies, including those involved in software development. One of our Board members, Richard Nottenburg, has interests in various companies, some of which provide software services to our crypto hosting business. The current value of the annual contract with his software providers is below $500,000 per year. While we strive to maintain transparent and ethical business practices, potential conflicts of interest may arise due to these relationships. We continuously monitor and manage such situations to ensure compliance with legal and regulatory requirements.
We and our third-party providers may be vulnerable to cyberattacks and security breaches that could materially disrupt or compromise our operations, data and results.
We rely on computer systems, hardware, software, online sites and networks, as well as physical, digital and operational technology infrastructure to support our internal and external operations (collectively, “Information Systems”). We own, operate, and manage complex, global Information Systems and also rely on third-party providers for a range of Information Systems and other products and services, such as cloud computing. We face evolving risks that threaten the confidentiality, integrity, and availability of Information Systems and data, including from state-sponsored espionage actors, financially motivated hackers, hacktivists and insiders, as well as through diverse attack vectors, such as social engineering/phishing, malware (including ransomware), human or technological error, or due to “bugs,” misconfigurations and known and unknown vulnerabilities in hardware, software, systems and processes that support our business.
Attacks, breaches or disruptions to our, or any providers’ or customers’, Information Systems or controls could result in, among other things, unauthorized access to our or customers’ physical assets or Information Systems, misappropriation of our or customers’ sensitive or proprietary information, disruptions to our or our customers’ operations, breaches of legal and regulatory (e.g., privacy laws such as GDPR) or contractual obligations, and/or other operational and business impacts. The foregoing could expose us to material lawsuits, regulatory actions, penalties or fines, monetary damages, loss of existing or potential customers, harm to our reputation and significant increases in our security and insurance costs, and other adverse effects on our business and financial results.
The loss of any of our management team, our inability to execute an effective succession plan, or our inability to attract and retain qualified personnel, could adversely affect our business.
Our success and future growth will depend to a significant degree on the skills and services of our management team. We will need to continue to grow our management team in order to alleviate pressure on our existing team and in order to continue to develop our business. If our management team, including any new hires that we may make, fails to work together effectively and to execute our plans and strategies on a timely basis, our business could be harmed. Furthermore, if we fail to execute an effective contingency or succession plan with the loss of any member of our management team, the loss of such management personnel may significantly disrupt our business.
The loss of key members of our management team could inhibit our growth prospects. Our future success also depends in large part on our ability to attract, retain and motivate key management and operating personnel. As we continue to develop and expand our operations, we may require personnel with different skills and experiences, and who have a sound understanding of our business and high computing power technologies. The market for highly qualified personnel in this industry is very competitive and we may be unable to attract such personnel. If we are unable to attract such personnel, our business could be harmed.
We may become involved in litigation arising in the ordinary course of our business that may materially adversely affect us.
From time to time, we may become involved in various legal proceedings relating to matters incidental to the ordinary course of our business, including intellectual property, commercial, product liability, employment, class action, whistleblower and other litigation and claims, and governmental and other regulatory investigations and proceedings. Attending to such matters can be time-consuming, divert management’s attention and resources, cause us to incur significant expenses or liability or require us to change our business practices. Because of the potential risks, expenses and uncertainties of litigation, we may, from time to time, settle disputes, even where we believe that we have meritorious claims or defenses and we cannot assure you that the results of any of these actions will not have a material adverse effect on our business. Adverse outcomes in such proceedings or claims could result in significant liabilities, monetary damages, fines, or injunctive relief, which may materially impact our financial condition, results of operations, or cash flows. Additionally, the uncertainty surrounding litigation and the potential for adverse publicity related to such matters could harm our reputation and brand image, affecting customer confidence and investor perception.
In August 2023, the Company and several of its executives were named as defendants in a class action lawsuit that was filed in the U.S. District Court for the Northern District of Texas (McConnell v. Applied Digital Corporation et al., Case No. 3:23-cv-1805). Lead plaintiff and lead counsel have been named in the case and have until July 22, 2024 to file an amended complaint. The case is still in its early stages. Once an amended complaint has been filed, the Company will have 60 days to file a motion to dismiss. . In November 2023, a putative securities complaint (No. A-23-881629-C), was filed in the U.S. District Court for the District of Nevada against certain members of the Board and two of its executive officers, asserting breaches of fiduciary duties and unjust enrichment from April 2022 through the present. The complaint also alleged that the defendants made materially false and misleading statements regarding the Company’s business, operations, and compliance policies. Specifically, the complaint alleged that the Company overstated the profitability of the Datacenter Hosting Business and its ability to successfully transition into a low-cost cloud services provider and that the Board was not “independent” within the meaning of Nasdaq listing rules. On February 27, 2024, the plaintiff filed an amended complaint asserting the same claims as the original complaint. On June 5, 2024, the Court entered an order granting the defendants’ motion to dismiss without prejudice. The order dismissed all claims against all defendants, including the Company. The plaintiff has the ability to move for leave to file an amended complaint. If plaintiff does not file such a motion or the court denies it, the plaintiff will have 30 days after notice of entry of the order granting the motion to dismiss to file a notice of appeal. At this time, the Company is unable to estimate potential losses, if any, related to either of these actions. While we do not expect the results of either of these actions to have a material adverse effect on our results of operations or financial position, it is not possible to predict the outcome of these matters with certainty, and we could incur judgments or enter into settlements of claims in connection with these actions that could materially adversely affect our financial position, results of operations and cash flows.
Employee disputes or litigation and related unfavorable publicity may negatively affect our future business, financial condition, and operating results.
We may become involved in lawsuits or other disputes relating to employment matters, such as hostile workplace, discrimination, wage and hour disputes, sexual harassment, or other employment issues. These types of claims, depending on their nature, can have a significant negative impact on businesses. Certain companies that have faced employment- or harassment-related lawsuits have had to terminate management or other key personnel and have borne economic and other costs and suffered reputational harm that has negatively impacted their business.
As previously disclosed, in June 2023, the Company announced an internal investigation with respect to a potential sexual harassment claim between two of our executive officers. Based on information obtained through the investigation, the Audit Committee of our Board determined that the relationship between the parties was consensual, and the allegations of workplace harassment are unfounded. On October 6, 2023, the parties entered into a confidential settlement agreement and, in connection with such agreement, the claimant provided a complete release of all claims. If we were to face any employment-related claims in the future, our business could be negatively affected.
Increased scrutiny and changing expectations from stakeholders with respect to our environmental, social, and governance (“ESG”) practices and the impacts of climate change may result in additional costs or risks.
Companies across many industries are facing increasing scrutiny related to their ESG practices. Investor advocacy groups, certain institutional investors, investment funds and other influential investors are also increasingly focused on ESG practices and in recent years have placed increasing importance on the non-financial impacts of their investments. Furthermore, increased public awareness and concern regarding environmental risks, including global climate change, has resulted and may continue to result in increased public scrutiny of our business and our industry, and our management team may divert significant time and energy away from our operations and towards responding to such scrutiny and reassuring our employees.
The SEC has proposed rule changes that would require companies to include certain climate-related disclosures such as climate-related risks that are reasonably likely to have a material impact on business, results of operations, or financial conditions. Should such proposed rules be adopted, increased public scrutiny of our business may affect our operations, competitive position, and financial condition.
In addition, the physical risks of climate change may impact the availability and cost of materials and natural resources, sources and supply of energy, demand for Bitcoin and other cryptocurrencies, and could increase our insurance and other operating costs, including, potentially, to repair damage incurred as a result of extreme weather events or to renovate or retrofit facilities to better withstand extreme weather events. If environmental laws or regulations or industry standards are either changed or adopted and impose significant operational restrictions and compliance requirements on our operations, or if our operations are disrupted due to the physical impacts of climate change, our business, capital expenditures, results of operations, financial condition and competitive position could be negatively impacted.
We could incur significant costs related to environmental matters, including from government regulation, private litigation, and existing conditions at some of our properties.
Under various laws relating to the protection of the environment in the United States, a current or previous owner or operator of real estate may be liable for contamination resulting from the presence or discharge of hazardous or toxic substances at a property and may be required to investigate and clean up such contamination at or emanating from a property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of the contaminants, and the liability may be joint and several. In the United States, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”) established a regulatory and remedial program intended to provide for the investigation and clean-up of facilities where, or from which, a release of any hazardous substance into the environment has occurred or is threatened. CERCLA also imposes liability for the cost of evaluating and remedying any damage to natural resources. The costs of CERCLA investigations and clean-ups can be very substantial. CERCLA also authorizes the imposition of a lien in favor of the United States on all real property subject to, or affected by, a remedial action for all costs for which a party is liable. Subject to certain procedural restrictions, CERCLA gives a responsible party the right to bring a contribution action against other responsible parties for their allocable shares of investigative and remedial costs. Our ability to obtain reimbursement from others for their allocable shares of such costs would be limited by our ability to find other responsible parties and prove the extent of their responsibility, their financial resources, and other procedural requirements. Various U.S. state laws also impose in certain cases strict joint and several liability for investigation, clean-up and other damages associated with hazardous substance releases.
If previous owners of our current and future properties used such properties for industrial and manufacturing purposes, such properties may contain some level of environmental contamination. To date, independent environmental consultants have conducted Phase I or similar environmental site assessments on the properties in our portfolio. Site assessments are intended to discover and evaluate information regarding the environmental condition of the surveyed property and surrounding properties. These assessments, however, do not generally include soil samplings, subsurface investigations or an asbestos survey and the assessments may fail to reveal all environmental conditions, liabilities or compliance concerns. In addition, material environmental conditions, liabilities or compliance concerns may arise after these reviews are completed. We could be held jointly and severally liable under CERCLA and various state, local and national laws for the investigation and remediation of environmental contamination on our properties caused by previous owners or operators. Further, fuel storage tanks may be present at properties we may develop in the future, and if releases were to occur, we may be liable for the costs of cleaning any resulting contamination. The presence of contamination or the failure to remediate contamination at any of our properties may expose us to third-party liability or materially adversely affect our ability to sell, lease or develop the real estate or to borrow using the real estate as collateral.
Our properties and their uses have and may in the future require permits and entitlements from various government agencies, including permits and entitlements related to zoning and land use. Certain permits from state or local environmental regulatory agencies, including regulators of air quality, are usually required to install and operate diesel-powered generators, which provide emergency back-up power at most of our facilities. These permits often set emissions limits for certain air pollutants, including oxides of nitrogen. In addition, various federal, state, and local environmental, health and safety requirements, such as fire requirements and treated and storm water discharge requirements, apply to our properties. Our ability to comply with, as well as changes to, applicable regulations, such as air quality regulations, or the permit requirements for equipment at our facilities, could hinder or prevent our construction or operation of our data center facilities.
Governmental authorities have in the past sought to restrict data center development based on environmental considerations. For example, governmental authorities have in the past imposed moratoria on data center development, citing concerns about energy usage and requiring new data centers to meet energy efficiency requirements. Some government agencies have also sought to restrict the use of diesel generators for back-up power. We may face higher costs from any laws requiring enhanced energy efficiency measures, changes to cooling systems, caps on energy usage, land use restrictions, limitations on back-up power sources, or other environmental requirements. Moratoria on data center construction could hinder our ability to construct new data centers.
Also, drought conditions in certain markets have resulted in water usage restrictions and proposals to further restrict water usage. Our data center facilities could face restrictions on water usage, water efficiency mandates, or higher water prices. Climate change could also limit water availability. In addition, sea level rise and more frequent and severe weather events caused or contributed to by climate change pose physical risks to our facilities.
Under the Inflation Reduction Act of 2022, we may have liability for the 1% stock buyback tax to the extent holders of Series E Preferred Stock require that we redeem such stock.
On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax (the “Excise Tax”) on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The Excise Tax is imposed on the repurchasing corporation itself, not its stockholders from which shares are repurchased. The amount of the Excise Tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the Excise Tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the Excise Tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the Excise Tax. Any share redemption or other share repurchase that occurs after December 31, 2022 may be subject to the Excise Tax. Whether and to what extent we would be subject to the Excise Tax will depend on a number of factors, including (i) the fair market value of any redemptions and repurchases, (ii) the nature and amount of any equity issuances, and (iii) the content of regulations and other guidance from the Treasury. Depending on the number of shares of our Series E Preferred Stock we sell and the number of holders of Series E Preferred Stock who redeem their stock, the

Excise Tax could be applicable to the Company and adversely affect the cash we have available for our operations. As of the date of this prospectus we have not sold or issued any shares of Series E Preferred Stock.
We maintain cash deposits in excess of federally insured limits. Adverse developments affecting financial institutions, including bank failures, could adversely affect our liquidity and financial performance.
We regularly maintain domestic cash deposits in Federal Deposit Insurance Corporation (“FDIC”) insured banks that exceed the FDIC insurance limits. Bank failures, events involving limited liquidity, defaults, non-performance, or other adverse developments that affect financial institutions, or concerns or rumors about such events, may lead to liquidity constraints. For example, on March 10, 2023, Silicon Valley Bank failed and was taken into receivership by the FDIC. The failure of a bank, or other adverse conditions in the financial or credit markets impacting financial institutions at which we maintain balances, could adversely impact our liquidity and financial performance. There can be no assurance that our deposits in excess of the FDIC or other comparable insurance limits will be backstopped by the U.S., or that any bank or financial institution with which we do business will be able to obtain needed liquidity from other banks, government institutions or by acquisition in the event of a failure or liquidity crisis.
Accounting for our power purchase agreements could cause variability in the results we report.
With respect to certain of our power purchase agreements, it is both possible and probable that we will net settle them, meaning that we have the ability and intent to sell power back into the grid in lieu of taking full physical delivery of all of the contracted power. Accordingly, these agreements will meet the definition of an accounting derivative. This means that these agreements will be accounted for at fair value at each quarterly measurement period, and these values may fluctuate significantly. As a result, our consolidated financial statements and results of operations may fluctuate quarterly based on factors outside of our control. We could have substantial variability in our financial results and disclosures, which, if material, could affect our operating results and in turn could impact our stock price. Investors should consider such derivative accounting matters when evaluating our financial results.
Our customers frequently make advance deposits based on anticipated future usage.
In our Cloud Services Business, customers often make deposits to finance the equipment they intend to lease from us. If we are unable to meet the contract requirements or deliver GPU clusters to their satisfaction for any reason, we may be obligated to refund these deposits.
In our Datacenter Hosting Business, customers typically pay a month in advance based on their projected demand. If we are unable to provide the services as expected for any reason, we would be required to issue a credit or refund the difference to the customer. Any such refunds or issuances of credit could have an adverse effect on our business, results of operations, and financial condition.
We may not be able to compete with other companies, some of which have greater resources and experience.
We may not be able to compete successfully against present or future competitors. We do not have the resources to compete with larger providers of similar products or services at this time. The cryptoasset industry has attracted various high-profile and well-established operators, some of which have substantially greater liquidity and financial resources than we do. With the limited resources we have available, we may experience great difficulties in expanding and improving our services and product offerings to remain competitive. Competition from existing and future competitors, particularly those that have access to competitively priced energy, could result in our inability to secure acquisitions and partnerships that we may need to expand our business in the future. This competition from other entities with greater resources, experience and reputations may result in our failure to maintain or expand our business, as we may never be able to successfully execute our business plan. If we are unable to expand and remain competitive, our business could be negatively affected which would have an adverse effect on our business, results of operations, financial condition and the trading price of our common stock, which would harm our investors.

If we cannot adapt to evolving technology or customer demands in a timely and cost-effective manner, our ability to sustain and grow our business may be adversely affected.
The markets for the data centers we own and operate, as well as the specific industries in which our customers operate, are characterized by rapidly changing technology, evolving industry standards, and frequent new service introductions. Our ability to deliver technologically sophisticated power to our customers requires an ongoing commitment to maintaining and improving existing data centers and substation infrastructure, developing new and diversified data centers, and investing personnel and resources. The widespread adoption of new technologies and services, new industry standards, or significant changes in customer requirements could require substantial new investments in our data centers and infrastructure. If and when we pursue international expansion, our infrastructure maintenance and expansion costs may increase due to investment outside the United States and the increased costs of compliance with local laws and regulations. Although we regularly upgrade our power infrastructure and data centers to handle increased densities and higher power levels necessary for our customers’ businesses, there can be no assurance that such upgrades would adequately mitigate the risk that our data centers and infrastructure may not be able to meet the needs of our customers in the future or, may become obsolete, unmarketable, or subject to competitive pressures. The costs of modifying our data centers and infrastructure in response to technological change, customer requirements, or industry changes, which may include retrofitting our data centers for more efficient cooling capabilities, could be substantial. In addition, if and when we expand internationally, changes in customer requirements, technological advances, or standards in other countries may further lengthen the time necessary to generate revenue at new data centers or utilize infrastructure in new regions, and, as a result, we may not be able to recover the cost of these investments. Furthermore, our ability to deliver technologically sophisticated power to our customers depends on our suppliers providing us with the equipment that meets our specifications. If our suppliers cannot provide us with the equipment needed or if we are required to modify our centers or infrastructure based on technological changes, we may not be able to serve our customers or incur significant costs in doing so, which could materially adversely affect our business and results of operations.
If one of our customers were to obtain exclusive rights to the technologies we employ across our businesses, our ability to realize significant operating efficiencies could be jeopardized.
Our business model leverages our ability to share significant technological innovations for solutions in the ultra-low temperature immersion cooling and high-power applications spaces across our data centers and hosting customers. If one of our customers were to obtain exclusive rights to the technologies we employ across our businesses, we could be limited in obtaining essential supplies at competitive costs and share research and development costs across our businesses. As a result, our ability to realize significant operating efficiencies by modifying our existing or new data centers utilizing these technologies and our ability to serve all our customers could be jeopardized, which could materially adversely affect our business, results of operations and future prospects.
Our and our customers’ operations, investment strategies and profitability may be adversely affected by competition from other methods of investing in Bitcoin, Ether and other cryptoassets.
Our customers compete with other users and/or companies that are mining Bitcoin, Ether and other cryptoassets and other potential financial vehicles, including securities backed by or linked to cryptoassets through entities similar to them. Market and financial conditions, and other conditions beyond our or their control, may make it more attractive to invest in other financial vehicles, or to invest in Bitcoin, Ether or other cryptoassets directly, which could materially affect our revenue or ability to expand our operations. The emergence of other financial vehicles and exchange-traded funds have been scrutinized by regulators and such scrutiny and the negative impressions or conclusions resulting from such scrutiny could be applicable to our customers and impact their ability to successfully operate. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our strategy at all, which could have a material adverse effect on our business, prospects or operations.

The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or other alternatives.
The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or an alternative to distributed ledgers altogether. Our customers’ business utilizes presently existent digital ledgers and blockchains and they could face difficulty adapting to emergent digital ledgers, blockchains, or alternatives thereto. This may adversely affect their business and us and our exposure to various blockchain technologies and prevent us from realizing the anticipated profits from our investments. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin, Ether or other cryptoassets we mined prior to the cessation of our mining operations.
The nature of our business requires the application of complex financial accounting rules, and there is limited guidance from accounting standard setting bodies. If financial accounting standards undergo significant changes, our operating results could be adversely affected.
The accounting rules and regulations that we must comply with are complex and subject to interpretation by the Financial Accounting Standards Board (“FASB”), the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results, and may even affect the reporting of transactions completed before the announcement or effectiveness of a change. Recent actions and public comments from the FASB and the SEC have focused on the integrity of financial reporting and internal controls. In addition, many companies’ accounting policies are being subject to heightened scrutiny by regulators and the public. Uncertainties or changes in regulatory or financial accounting standards could result in the need to change our accounting methods and restate our financial statements and impair our ability to provide timely and accurate financial information, which could adversely affect our financial statements, result in a loss of investor confidence, and more generally impact our business, operating results, and financial condition.
Our customers may not adequately respond to rapidly changing technology or methods of, rules of, or access to, platforms which may negatively affect our business. Rapidly changing technology or platform methods, rules and access may render our crypto mining and related equipment and facilities obsolete, unprofitable or unusable.
Competitive conditions within the cryptoasset industry require that our customers use sophisticated technology in the operation of their business. The industry for blockchain technology is characterized by rapid technological changes, new product introductions, enhancements and evolving industry standards. New technologies, techniques or products could emerge that might offer better performance than the software and other technologies we currently utilize, and we may have to manage transitions to these new technologies to remain competitive. Our customers may not be successful, generally or relative to our competitors in the cryptoasset industry, in timely implementing new technology into their systems, or doing so in a cost-effective manner. During the course of implementing any such new technology into their operations, they may experience system interruptions and failures and may find existing crypto mining equipment and infrastructure investments become obsolete. Furthermore, there can be no assurances that they will recognize, in a timely manner or at all, the benefits that they may expect as a result of our implementing new technology into our operations. Additionally, the methods, rules and access to the platforms which they mine change rapidly and could result in the platforms becoming obsolete or unusable by them. As a result of such changes to technology and/or platforms, our customers’ and our business and operations may suffer.
If the award of Ether/Bitcoin reward for solving blocks and transaction fees is not sufficiently high, our customers may not have an adequate incentive to continue mining and may cease mining operations, which could lead to our failure to achieve profitability.
If the number of Ether/Bitcoin awarded for solving a block in a blockchain decreases, our customers’ ability to earn revenue worsens. Decreased use and demand for Ether/Bitcoin rewards may adversely affect their incentive to expend processing power to solve blocks. If the award of Ether/Bitcoin rewards for solving blocks and transaction fees are not sufficiently high, they may not have an adequate incentive to continue mining and may cease mining operations. Additionally, miners ceasing operations would reduce the collective processing power on the network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to a blockchain until the next scheduled adjustment in difficulty for block solutions) and make the Ethereum network more vulnerable to a malicious actor or botnet obtaining control in excess of 50% of the processing power active on a blockchain, potentially permitting such actor or botnet to manipulate a blockchain in a manner that adversely affects our activities. A reduction in confidence in the confirmation process or processing power of the network could result and be irreversible. Such events could have a material adverse effect on our and our customers’ ability to continue to pursue our strategy at all, which could have a material adverse effect on our customers’ and our business, prospects or operations and potentially the value of any cryptoasset we mined prior to cessation of our mining operations. In addition, such events could have a material adverse effect on our co-hosting facilities, particularly any investment or commitments made by us for co-hosting facilities.
If the number of Ether/Bitcoin token rewards awarded for solving a block in a blockchain decreases, the incentive for miners to continue to contribute to the network may transition from a set reward to transaction fees. In order to incentivize miners to continue to contribute to the network, the network may either formally or informally transition from a set reward to transaction fees earned upon solving a block. This transition could be accomplished by miners independently electing to record in the blocks they solve only those transactions that include payment of a transaction fee. If transaction fees paid for transactions become too high, the marketplace may be reluctant to accept Bitcoin, Ether or other cryptoassets as a means of payment and existing users may be motivated to switch from Bitcoin, Ether and other cryptoassets to another cryptoasset or to fiat currency. Either the requirement from miners of higher transaction fees in exchange for recording transactions in a blockchain or a software upgrade that automatically charges fees for all transactions may decrease demand for Ether or Bitcoin and prevent the expansion of these networks to retail merchants and commercial businesses, resulting in a reduction in the price of Bitcoin, Ether and other cryptoassets that could adversely impact the price of and decreased use and demand for Bitcoin, Ether or other cryptoassets that our customers mine or that we accumulated prior to cessation of our mining operations which may adversely affect their value, our customers’ business, our business and an investment in us.
Because the number of Bitcoin awarded for solving a block in the Bitcoin network blockchain continually decreases, miners must invest in increasing processing power to maintain their yield of Bitcoins, which might make Bitcoin mining uneconomical for our customers.
The award of new Bitcoin for solving blocks continually declines, so that Bitcoin miners must invest in increasing processing power in order to maintain or increase their yield of Bitcoin. If the pricing of Bitcoin were to decline significantly, there can be no assurance that our customers will have the resources to upgrade their processing power in order to maintain the continuing revenue production of their mining operations. Also, the developers of the Bitcoin network or other programmers could propose amendments to the network’s protocols and software that, if accepted, might require our customers to modify their Bitcoin operations, and increase their investment in Bitcoin, in order to maintain revenue production. There can be no assurance, however, that they will be able to do so. Any decrease in demand for crypto mining resources would adversely impact our investment in, and operation of, our co-hosting facilities and negatively impact our business, operating results and financial condition.
We may be exposed to liabilities under the Foreign Corrupt Practices Act (“FCPA”), and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.
Any international business operations are subject to various anti-corruption laws and regulations, including restrictions imposed by the FCPA. The FCPA and similar anti‑corruption laws in other jurisdictions generally prohibit companies and their intermediaries from making improper payments to government officials for the purpose of obtaining or generating business. We cannot provide assurance that our internal controls and procedures will protect us from the reckless or criminal acts that may be committed by our employees or third parties with whom we work. If we are found to be liable for violations of the FCPA or similar anti-corruption laws in international jurisdictions, criminal or civil penalties could be imposed on us.

The limited rights of legal recourse against us, and our lack of insurance protection expose us and our stockholders to the risk of loss of our cryptoassets for which no person is liable.
The cryptoassets mined by us prior to cessation of our mining operations are not insured. Therefore, a loss may be suffered with respect to those cryptoassets which is not covered by insurance and for which no person is liable in damages which could adversely affect our operations and, consequently, an investment in us.
We do not hold those cryptoassets with a banking institution or a member of the FDIC or the Securities Investor Protection Corporation (“SIPC”) and, therefore, our cryptoassets are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions.
Intellectual property rights claims may adversely affect the operation of some or all cryptoasset networks.
Third parties may assert intellectual property claims relating to the holding and transfer of cryptoassets and their source codes. Regardless of the merit of any intellectual property or other legal action, any threatened action that reduces confidence in some or all cryptoasset networks’ long-term viability or the ability of end-users to hold and transfer cryptoassets may adversely affect the business of our customers, our co-hosting operations and an investment in us. Additionally, a meritorious intellectual property claim could prevent us, our customers and other end-users from accessing some or all cryptoasset networks or holding or transferring cryptoassets. As a result, an intellectual property claim against us or other cryptoasset network participants could adversely affect an investment in us.
We face risks related to public health epidemics and pandemics, including COVID-19, which could significantly disrupt our business.
We are subject to risks associated with public health crises, such as pandemics and epidemics, which may have a material adverse effect on our business. Global health outbreaks, such as COVID-19, have and may continue to adversely affect our employees, disrupt our business operations and practices, as well those of our customers, partners, vendors and suppliers. Public health measures by government authorities such as travel bans, social-distancing, lockdown measures, vaccination requirements may cause us to incur additional costs, limit our operations, modify our business practices, diminish employee productivity or disrupt our supply chain, which may have a material adverse effect on our business. To the extent a public health crisis will impact our business, financial condition and results of operations depends on factors outside of our control, including severity, duration and the measures to contain the health outbreak.
We have concentrated our operations and, thus, are particularly exposed to changes in the regulatory environment, market conditions and natural disasters in the state of North Dakota where our datacenters are located.
We currently operate datacenters in the state of North Dakota. The revenue we collected from operating these datacenters was responsible for the majority of our revenue in the year ended May 31, 2023. Consequently, our business operations and financial condition are particularly reliant on the performance of these datacenters. If any critical equipment fails or there are delays in repairing failed equipment, our business operations and financial results may be severely affected.
Additionally, we are particularly exposed to changes in the regulatory environment, market conditions and natural disasters in this state. North Dakota, through its regulatory and economic incentives, has encouraged Bitcoin mining companies, like ours, to locate their operations in the state. As such, we face increased competition in North Dakota for suitable Bitcoin mining datacenter sites and skilled workers. If we experience delays in construction or operation of datacenters, supply chain disruptions (such as the global microchip and semiconductor shortage, or the COVID-related supply chain issues of recent years), increased costs of component parts or raw materials, increased costs or lack of skilled labor, or disputes with our third party contractors or service providers, or if other unforeseen events occur, our business, financial condition and results of operations could be adversely impacted. Additionally, if the regulatory and economic environment in North Dakota were to become less favorable to Bitcoin mining companies, including by way of increased taxes, our heavy concentration of sites in North Dakota means our business, financial condition and results of operations could be adversely affected.
We are establishing datacenters in remote areas, which may adversely affect our ability to retain staff and increase our compensation costs.
As we are establishing datacenters in areas with lower populations, recruiting and retaining the necessary staff to operate our locations may pose a challenge.
We have datacenters in North Dakota, with an estimated population of approximately 780,000. As a result of the relatively low population, the pool of available employees is limited. In addition, some employers have offered significantly higher wages in order to fill vacant positions. This may adversely affect our ability to attract and retain qualified personnel and may increase our employee costs if we have to increase the compensation we pay in response to the market.
Risks Related to Our Industry
The price of Ether/Bitcoin may be affected by the sale of Ether/Bitcoin by other vehicles investing in Ether/Bitcoin or tracking Ether/Bitcoin markets.
The global market for Ether/Bitcoin is characterized by supply constraints that differ from those present in the markets for commodities or other assets such as gold and silver. To the extent that other vehicles investing in Ether/Bitcoin or tracking Ether/Bitcoin markets form and come to represent a significant proportion of the demand for Ether/Bitcoin, large redemptions of the securities of those vehicles and the subsequent sale of Ether/Bitcoin by such vehicles could negatively affect Ether/Bitcoin prices and therefore affect the value of the Ether/Bitcoin inventory our customers hold. Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any Ether/Bitcoin we mined prior to cessation of our mining
The lack of regulation of digital asset exchanges which Bitcoin, and other cryptocurrencies, are traded on may expose us to the effects of negative publicity resulting from fraudulent actors in the cryptocurrency space and can adversely affect an investment in the Company.
The digital asset exchanges on which Bitcoin is traded are relatively new and largely unregulated. Many digital asset exchanges do not provide the public with significant information regarding their ownership structure, management teams, corporate practices, or regulatory compliance. As a result, the marketplace may lose confidence in, or may experience problems relating to, such digital asset exchanges, including prominent exchanges handling a significant portion of the volume of digital asset trading. In 2022 and 2023, a number of digital asset exchanges filed for bankruptcy proceedings and/or became the subjects of investigation by various governmental agencies for, among other things, fraud, causing a loss of confidence and an increase in negative publicity for the digital asset ecosystem. As a result, many digital asset markets, including the market for Bitcoin, have experienced increased price volatility. The Bitcoin ecosystem may continue to be negatively impacted and experience long term volatility if public confidence decreases.
These events are continuing to develop and it is not possible to predict, at this time, every risk that they may pose to us, our service providers, or the digital asset industry as a whole. A perceived lack of stability in the digital asset exchange market and the closure or temporary shutdown of digital asset exchanges due to business failure, hackers or malware, government-mandated regulation, or fraud may reduce confidence in digital asset networks and result in greater volatility in cryptocurrency values. These potential consequences of a digital asset exchange’s failure could adversely affect an investment in us.

Uncertainty in the global economy and instability within international relations, including changes in governmental policies relating to technology, and any potential downturn in the semiconductor and electronics industries, may negatively impact our business.
There is inherent risk, based on the complex relationships between certain countries and within regions, that political, diplomatic or military events could result in trade disruptions and other disruptions in the markets and industries we serve and our supply chain. For example, the ongoing geopolitical and economic uncertainty between the United States and China, the unknown impact of current and future U.S. and Chinese trade regulations, and geopolitical risks with respect to Taiwan, which serves as a central hub for the technology industry supply chain, could, directly or indirectly, materially harm our business, financial condition and results of operations. In addition, as a result of the current global semiconductor shortage, the ability to export or import products or services by the semiconductor or electronics systems industry is adversely restricted causing delays in supplies of hardware components and products, which may adversely impact our revenue, results of operations and financial condition. Furthermore, political or economic conflicts between various global actors, and responsive measures that have been or could be taken, have created and can further create significant global economic uncertainty that could prolong or expand such conflicts, which could have a lasting impact on regional and global economies and harm our business and operating results.
Banks and financial institutions may not provide banking services, or may cut off services, to businesses that engage in cryptocurrency-related activities, and turmoil among financial institutions arising from or relating to cryptoassets or in general can materially adversely affect us and our industry.
A number of companies that engage in cryptoasset and/or other cryptocurrency-related activities have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions in response to government action, including in China where regulatory response to cryptocurrencies has been to exclude their use for ordinary consumer transactions within China. Government action in the U.S. involving cryptoassets and related activities may cause this trend to expand in the U.S. We also may be unable to obtain or maintain these services for our business. Many businesses that provide cryptocurrency-related activities may continue to have difficulties in finding banks and financial institutions willing to provide them services which may decrease the usefulness of cryptocurrencies as a payment system and harm public perception of cryptocurrencies, and could decrease their usefulness.
As an example of adverse events affecting the crypto landscape, in November 2023, Binance, the world’s largest crypto exchange, undertook to exit the U.S. and paid a $4.4 billion fine to settle charges by the U.S. Department of Justice, Treasury, and the Commodity Futures Trading Commission that the exchange violated sanctions and facilitated human and narcotics trafficking. Further, in March 2023 two large financial institutions in the U.S., Silicon Valley Bank and Signature Bank, which both serviced customers involved with cryptoassets, collapsed as continued negative economic prospects and failures to obtain payment from borrowers, together with a large number of withdrawals, caused these banks to encounter substantial financial difficulty leading up to their failures. In response to these events, the FDIC transferred all the deposits, both insured and uninsured, of these banks to corresponding “bridge banks” operated by the FDIC as it markets the institution to potential bidders. The impact of these developments on us and on the cryptoasset industry and the economy in general, and whether and to what extent they signal a continuing trend impacting the industry and potentially our business, remain unclear.
The usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if crypto exchanges and other industry participants exit the U.S. markets, and if banks or financial institutions were to close the accounts of businesses engaging in cryptocurrency-related activities, which contingencies may become more likely in the future if and to the extent cryptoassets are considered a significant factor in the financial crises or criminal activity such as those described above. This could occur as a result of compliance risk, cost, government regulation, or public pressure. The risk applies to securities firms, clearance and settlement firms, national stock and derivatives on commodities exchanges, the over-the-counter market, and the Depository Trust Company, which, if any of such entities adopts or implements similar policies, rules or regulations, could negatively affect our relationships with financial institutions and impede our ability to convert cryptocurrencies to fiat currencies. Such factors could have a material adverse effect on our ability to continue as a going concern or to pursue our strategy at all, which could have a material adverse effect on our business, prospects, or operations and harm investors.
In addition to commercial banks, we have experienced reluctance by other service providers including public account firms and insurance companies to engage with companies engaged in cryptoasset mining related business.
The impact of geopolitical and economic events on the supply and demand for cryptoassets is uncertain.
Geopolitical crises may motivate large-scale purchases of cryptoassets, which could increase the price of Bitcoin, Ether and other cryptoassets rapidly. This may increase the likelihood of a subsequent price decrease as crisis-driven purchasing behavior dissipates, adversely affecting the value of our inventory following such downward adjustment. Such risks are similar to the risks of purchasing commodities in general uncertain times, such as the risk of purchasing, holding or selling gold. Alternatively, as an emerging asset class with limited acceptance as a payment system or commodity, global crises and general economic downturn may discourage investment in Bitcoin, Ether and other cryptoassets as investors focus their investment on less volatile asset classes as a means of hedging their investment risk.
As an alternative to fiat currencies that are backed by central governments, Bitcoin, Ether and other cryptoassets, which are relatively new, are subject to supply and demand forces. How such supply and demand will be impacted by geopolitical events is largely uncertain but could be harmful to us and investors in our Common Stock. Political or economic crises may motivate large-scale acquisitions or sales of Bitcoin, Ether and other cryptoasset either globally or locally. Such events could have a material adverse effect on our customers’ businesses and our ability to continue as a going concern or to pursue our strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any cryptoasset we have mined prior to cessation of our mining operations.
Governmental actions may have a materially adverse effect on the cryptoasset mining industry as a whole, which would have an adverse effect on our business and results of operations.
Cambridge Bitcoin Electricity Consumption Index reported that as of February 1, 2021 more than 6GW of Bitcoin was mined in China (or $4.3 billion of power cost, assuming $0.08 per kWh average hosting cost). China has since banned cryptoasset mining related activity. China has already made transacting in cryptoassets illegal. Actions were taken in March 2021 by the governmental authorities for the Chinese province of Inner Mongolia, which represents roughly 8% of the world’s total mining power, to ban cryptoasset mining in the province due in part to the industry’s intense electrical power demands and its negative environmental impacts (both in terms of the waste produced by mining the rare earth metals used to manufacture miners and the production of electrical power used in cryptoasset mining). On September 24, 2021, China imposed a ban on all crypto transactions and mining. Other governments around the world are also reviewing their rules and regulations concerning the cryptoasset industry, including the United States.
Acceptance and/or widespread use of Bitcoin, Ether and other cryptoassets is uncertain.
Currently, there is a relatively limited use of any cryptoasset in the retail and commercial marketplace, thus contributing to price volatility that could adversely affect an investment in our common stock. Banks and other established financial institutions may refuse to process funds for cryptoasset transactions, process wire transfers to or from cryptoasset exchanges, cryptoasset-related companies or service providers, or maintain accounts for persons or entities transacting in cryptoasset. Conversely, a significant portion of cryptoasset demand is generated by investors seeking a long-term store of value or speculators seeking to profit from the short- or long-term holding of the asset. Price volatility undermines cryptoassets’ role as a medium of exchange, as retailers are much less likely to accept it as a form of payment. Market capitalization for cryptoasset as a medium of exchange and payment method may always be low.

The relative lack of acceptance of cryptoasset in the retail and commercial marketplace, or a reduction of such use, limits the ability of end users to use them to pay for goods and services. Such lack of acceptance or decline in acceptances could have a material adverse effect on our customers’ businesses and our ability to continue as a going concern or to pursue our strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of Bitcoin, Ether or other cryptoassets we mined.
It may be illegal now, or in the future, to acquire, own, hold, sell or use Bitcoin, Ether, or other cryptocurrencies, participate in blockchains or utilize similar Bitcoin assets in one or more countries, the ruling of which would adversely affect our and our customers’ business.
Although currently cryptocurrencies generally are not regulated or are lightly regulated in most countries, one or more countries such as China and Russia, which have taken harsh regulatory action, may take regulatory actions in the future that could severely restrict the right to acquire, own, hold, sell or use these Bitcoin assets or to exchange for fiat currency. In many nations, particularly in China and Russia, it is illegal to accept payment in Bitcoin and other cryptocurrencies for consumer transactions and banking institutions are barred from accepting deposits of cryptocurrencies. Such restrictions may adversely affect us as the large-scale use of cryptocurrencies as a means of exchange is presently confined to certain regions globally. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account, and harm investors.
Bitcoin is subject to halving, which may adversely affect our customers’ ability to continue mining at our facilities.
Halving is when the number of new Bitcoin awarded for solving a block is cut in half – hence, “halving” – at mathematically predetermined intervals. The recent halving for the Bitcoin blockchain occured in April 2024. While Bitcoin prices have historically increased around these halving events, there is no guarantee that the price change will be favorable or would compensate for the reduction in mining rewards. If a corresponding and proportionate increase in the price of Bitcoin does not follow future halving events, the revenue our customers earn could decrease, which could have a material adverse effect on their ability to continue mining at our facilities.
The crypto economy is novel and has little to no access to policymakers or lobbying organizations, which may harm our ability to effectively react to proposed legislation and regulation of cryptoassets or cryptoasset platforms adverse to our business.
As cryptoassets have grown in both popularity and market size, various U.S. federal, state, and local and foreign governmental organizations, consumer agencies and public advocacy groups have been examining the operations of crypto networks, users and platforms, with a focus on how cryptoassets can be used to launder the proceeds of illegal activities, fund criminal or terrorist enterprises, and the safety and soundness of platforms and other service providers that hold cryptoassets for users. Many of these entities have called for heightened regulatory oversight, and have issued consumer advisories describing the risks posed by cryptoassets to users and investors.
For instance, in July 2019, then-U.S. Treasury Secretary Steven Mnuchin stated that he had “very serious concerns” about cryptoassets. Members of Congress have made inquiries into the regulation of cryptoassets, and Gary Gensler, Chair of the SEC, has made public statements regarding increased regulatory oversight of cryptoassets. Outside the United States, several jurisdictions have banned so-called initial coin offerings, such as China and South Korea, while Canada, Singapore, and Hong Kong have opined that token offerings may constitute securities offerings subject to local securities regulations. In July 2019, the United Kingdom’s Financial Conduct Authority proposed rules to address harm to retail customers arising from the sale of derivatives and exchange-traded notes that reference certain types of cryptoassets, contending that they are “ill-suited” to retail investors due to extreme volatility, valuation challenges and association with financial crimes. In May 2021, the Chinese government called for a crackdown on Bitcoin mining and trading, and in September 2021, Chinese regulators instituted a blanket ban on all crypto mining and transactions, including overseas crypto exchange services taking place in China, effectively making all crypto-related activities illegal in China. In January 2022, the Central Bank of

Russia called for a ban on cryptocurrency activities ranging from mining to trading, and on March 9, 2022, President Biden signed an executive order on cryptocurrencies which calls on federal agencies to take a unified approach to regulation and oversight of digital assets.
The crypto economy is novel and has little to no access to policymakers and lobbying organizations in many jurisdictions. Competitors from other, more established industries, including traditional financial services, may have greater access to lobbyists or governmental officials, and regulators that are concerned about the potential for cryptoassets for illicit usage may affect statutory and regulatory changes with minimal or discounted inputs from the crypto economy. As a result, new laws and regulations may be proposed and adopted in the United States and internationally, or existing laws and regulations may be interpreted in new ways, that harm the crypto economy or cryptoasset platforms, which could adversely impact our business.
Inflation in the global economy increased interest rates, political dissension and adverse global economic conditions, like the ones we are currently experiencing, could negatively affect our business and financial condition.
We are in the process of financing a large datacenter. Fluctuations in long-term interest rates can materially impact the cost of capital required to finance this and future projects.
Inflation is impacting various aspects of our business. We are also experiencing an increase in our costs to procure power and supply chain issues globally. Rising prices for materials related to the construction of our HPC Ellendale Facility and our datacenter offerings, energy and gas prices, as well as rising wages and benefits costs negatively impact our business by increasing our operating costs. Further, disagreement in the U.S. Congress on government spending levels could increase the possibility of a government shutdown, further adversely affecting global economic conditions. The adverse economic conditions we are currently experiencing may cause a decrease in sales as some customers may need to take cost cutting measures or scale back their operations. This could result in churn in our customer base, reductions in revenues from our offerings, adverse effects to our days of sales outstanding in accounts receivable, longer sales cycles, slower adoption of new technologies and increased price competition, which could adversely affect our liquidity. Customers and vendors filing for bankruptcy could also lead to costly and time-intensive actions with adverse effects, including greater difficulty or delay in accounts receivable collection. The uncertain economic environment could also have an impact on our foreign exchange forward contracts if our counterparties' credit deteriorates or if they are otherwise unable to perform their obligations. Further, volatility in the financial markets and rising interest rates like we are currently experiencing could affect our ability to access the capital markets at a time when we desire, or need, to do so which could have an impact on our flexibility to pursue additional expansion opportunities and maintain our desired level of revenue growth in the future.
Our efforts to mitigate the risks associated with these adverse conditions may not be successful and our business and growth could be adversely affected.
The open-source structure of the Ethereum and Bitcoin network protocols means that the contributors to the protocol are generally not directly compensated for their contributions in maintaining and developing the protocol. A failure to properly monitor and upgrade the protocol could damage the Ethereum network and an investment in us.
The Ethereum and Bitcoin networks, for example, operate based on an open-source protocol maintained by contributors. As open-source projects, Ethereum and Bitcoin are not represented by an official organization or authority. As the network protocol is not sold and its use does not generate revenues for contributors, contributors are generally not compensated for maintaining and updating the network protocols. The lack of guaranteed financial incentive for contributors to maintain or develop the networks and the lack of guaranteed resources to adequately address emerging issues with the networks may reduce incentives to address the issues adequately or in a timely manner. Changes to a cryptoasset network which our customers are mining on may adversely affect our customers’ business our co-hosting operations and an investment in us.

We may face risks of Internet disruptions, which could have an adverse effect on the price of Bitcoin, Ether and other cryptoassets.
A disruption of the Internet may affect the use of Bitcoin, Ether and other cryptoassets, our ability to provide co-hosting services and subsequently the value of our common stock. Generally, Bitcoin, Ether and our customers’ business of mining cryptoassets is dependent upon the Internet. A significant disruption in Internet connectivity could disrupt our ability to provide services and a currency’s network operations until the disruption is resolved and have an adverse effect on the price of cryptoassets, our customers’ ability to mine them, demand for our co-hosting services and our ability to perform our obligations under our contracts with our co-hosting customers.
There are risks related to technological obsolescence, the vulnerability of the global supply chain to cryptoasset hardware disruption, and our customers’ difficulty in obtaining new hardware which may have a negative effect on our business.
Our customers’ mining operations can only be successful and ultimately profitable if the costs, including hardware and electricity costs, associated with mining Bitcoin, Ether and other cryptoassets are lower than the price of the Bitcoin, Ether and/or other cryptoassets. As our customers’ mining equipment operates, it experiences ordinary wear and tear and general hardware breakdown and may also face more significant malfunctions caused by a number of extraneous factors beyond our or their control. The physical degradation of their miners will require them to, over time, replace those miners which are no longer functional. Additionally, as the technology evolves, they may be required to acquire newer models of miners to remain competitive in the market. The cost and availability of new machines is unpredictable. As a result, at times, they may obtain miners and other hardware from third parties at premium prices, to the extent they are available. In order to keep pace with technological advances and competition from other mining companies, it will be necessary to purchase new miners, which will eventually need to be repaired or replaced along with other equipment from time to time to stay competitive. This upgrading process requires substantial capital investment, and our customers may face challenges in doing so on a timely and cost-effective basis.
The global supply chain for mining equipment is presently constrained due to unprecedented demand coupled with a global semiconductor shortage, with a significant portion of available miners being acquired by companies with substantial resources. Prices for both new and older models of miners have been on the rise and these supply constraints are expected to continue for the foreseeable future. China, a major supplier of cryptoasset miners, has seen a production slowdown as a result of COVID-19. Should similar outbreaks or other disruptions to the China-based global supply chain for hardware occur, our customers may not be able to obtain adequate replacement parts for their existing miners or to obtain additional miners on a timely basis, if at all, or they may only be able to acquire miners at premium prices. Such events could have a material adverse effect on the our customers’ business and operations.
If a malicious actor or botnet obtains control in excess of 50% of the processing power active on any cryptoasset network, it is possible that such actor or botnet could manipulate the blockchain in a manner that adversely affects an investment in us.
If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining on any cryptoasset network, including the Ethereum network, it may be able to alter the blockchain by constructing alternate blocks if it is able to solve for such blocks faster than the remainder of the miners on the blockchain can add valid blocks. In such alternate blocks, the malicious actor or botnet could control, exclude or modify the ordering of transactions, though it could not generate new cryptoassets or transactions using such control. Using alternate blocks, the malicious actor could “double-spend” its own cryptoassets (i.e., spend the same cryptoassets in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintains control. To the extent that such malicious actor or botnet does not yield its majority control of the processing power or the cryptoasset community does not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible. Such changes could adversely affect our customers’ business, our co-hosting operations, our business and an investment in us.

The approach towards and possible crossing of the 50% threshold indicate a greater risk that a single mining pool could exert authority over the validation of cryptoasset transactions. To the extent that the cryptoassets ecosystems do not act to ensure greater decentralization of cryptoasset mining processing power, the feasibility of a malicious actor obtaining in excess of 50% of the processing power on any cryptoasset network (e.g., through control of a large mining pool or through hacking such a mining pool) will increase, which may adversely impact our customers’ business, our co-hosting operations, our business and an investment in us.
Risks Related to Our Securities
Our stock price has been volatile and may continue to be volatile in the future; this volatility may affect your ability to, and the price at which you could, sell our common stock.
The trading price of our common stock has been volatile and may continue to be volatile in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on an investment in our securities:
•actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;
•changes in the market’s expectations about our operating results;
•relative success of our competitors;
•our operating results failing to meet the expectations of securities analysts or investors in a particular period;
•changes in financial estimates and recommendations by securities analysts concerning us and the market for our co-hosting facilities;
•operating and stock price performance of other companies that investors deem comparable to us;
•our ability to continue to expand our operations;
•changes in laws and regulations affecting our business or our industry;
•commencement of, or involvement in, litigation involving us;
•changes in our capital structure, such as future issuances of securities or the borrowing of additional debt;
•the volume of shares of our common stock available for public sale pursuant to an effective registration statement or exemption from registration requirements;
•any major change in our Board or management;
•sales of substantial amounts of our common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur;
•general economic and political conditions such as recessions, interest rates, international currency and crypto currency fluctuations and acts of war or terrorism;
•securities or industry analysts do not publish research or reports about our business, or if they downgrade their recommendations regarding our common stock; and
•failure to meet certain Nasdaq conditions to maintain our listing status.
Broad market and industry factors may materially harm the market price of our common stock irrespective of our operating performance. The stock market in general, and Nasdaq in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected.
The trading prices and valuations of these stocks, and of our common stock, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies that investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our common stock also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

We may not be able to maintain the listing of our common stock on Nasdaq, which may adversely affect the flexibility of holders of our common stock to resell their securities in the secondary market.
Our common stock is presently listed on Nasdaq, which requires us to meet certain conditions to maintain our listing status. If the Company is unable to meet the continued listing criteria of Nasdaq and our common stock became delisted, trading of our common stock could thereafter be conducted in the over-the-counter markets in the OTC Pink, also known as “pink sheets” or, if available, on another OTC trading platform.
We cannot assure you that we will meet the criteria for continued listing, in which case our common stock could become delisted. Any such delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the loss of confidence in our financial stability by suppliers, customers and employees. Investors would likely find it more difficult to dispose of, or to obtain accurate market quotations for, our common stock, as the liquidity that Nasdaq provides would no longer be available to investors. In addition, the failure of our common stock to continue to be listed on the Nasdaq could adversely impact the market price for our common stock and our other securities, and we could face a lengthy process to re-list our common stock, if we are able to re-list our common stock.
We are a public reporting company. There are ongoing costs in maintaining compliance with being a public reporting company and our management will spend a significant amount of time ensuring such compliance. If we are unable to maintain compliance with our public reporting company obligations, our common stock may be delisted and we may be unable to re-list our common stock on another national stock exchange or quotation system.
If securities or industry analysts do not publish research or reports about our business, or if they downgrade their recommendations regarding our common stock, its trading price and volume could decline.
We expect the trading market for our common stock to be influenced by the research and reports that industry or securities analysts publish about us, our business or our industry. As a new public company, we have only minimal research coverage by securities and industry analysts. If we do not expand securities or industry analyst coverage, or if one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline and our common stock to be less liquid. Moreover, if one or more of the analysts who cover us downgrades our stock or publishes inaccurate or unfavorable research about our business, or if our results of operations do not meet their expectations, our stock price could decline.
We do not expect to declare or pay dividends in the foreseeable future, which may limit the return our shareholders realize on their investment.
We do not expect to declare or pay dividends in the foreseeable future, as we currently intend to retain any future earnings to finance the development and expansion of our business. Therefore, holders of our common stock may not receive any return on their investment in our common stock unless and until the value of such common stock increases and they are able to sell such shares of common stock, and there is no assurance that any of the foregoing will occur. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.
We have issued and may in the future issue new shares of our common stock, which has a dilutive effect on our stockholders.
We have primarily financed our strategic growth through our at-the-market (“ATM”) offerings and issuances of our common stock. Our ATM offerings allow us to raise capital as needed by tapping into the existing trading market for our shares by selling newly issued shares into the market depending on prevailing market prices. On June 27, 2023, the Company began issuing and selling shares of our common stock under an ATM sale agreement, with Craig-Hallum Capital Group LLC, pursuant to which the Company may sell up to $125 million in shares of our common stock, par value $0.001 per share. The Company sold approximately 7.9 million shares under the ATM. Our efforts to raise capital is for the purpose of executing on development plans and strategic growth opportunities as they arise; however, holders of our common stock may experience dilution as a result of our sales of newly issued shares of our common stock in such ATM offerings.
In addition, our Board and stockholders have approved an employee incentive plan and a non-employee director incentive plan. We have reserved 18,000,897 shares of our common stock for future issuance under our plans. In January 2022, we also granted an aggregate of 1,791,666 restricted stock units (“RSUs”) to three consultants, consisting of 125,000 RSUs to Roland Davidson, who acts as our Executive Vice President of Engineering, 416,666 RSUs to Nick Phillips, our Executive Vice President of Hosting and Public Affairs, and 1,250,000 RSUs to Etienne Snyman, who acts as our Executive Vice President of Power. Subsequently, Mr. Phillips’ 416,666 RSUs were terminated and Mr. Phillips was hired as an employee receiving awards under our employee incentive plan. Vesting of these RSUs as well as future issuances under our plans would also result in dilution of current stockholders’ relative ownership of us.
Also in January 2022, we and Antpool Capital Asset Investment L.P. (“Antpool”) entered into a Limited Liability Company Agreement of 1.21 Gigawatts, LLC (“1.21 Gigawatts”) pursuant to which we and Antpool own 80% and 20%, respectively, of 1.21 Gigawatts. Antpool’s 20% ownership interest in 1.21 Gigawatts is convertible by it at any time into a number of shares of our common stock equal to Antpool’s capital contribution in connection with the acquisition of such interests divided by $7.50. Antpool’s potential ownership of our common stock is dependent on its capital contributions to 1.21 Gigawatts which in turn is dependent on which projects are approved by us and Antpool and the costs associated therewith. Accordingly, we cannot predict the amount of Antpool’s potential ownership of our common stock or the potential dilutive effective of such ownership on our stockholders.
We may also issue other securities that are convertible into or exercisable for equity in our company in connection with hiring or retaining employees or consultants, future acquisitions or future sales of our securities.
Provisions in our Articles, our Bylaws, and Nevada law may discourage a takeover attempt even if a takeover might be beneficial to our stockholders.
Provisions contained in our Articles and our Third Amended and Restated Bylaws (the “Bylaws”) could make it more difficult for a third party to acquire us if we have become a publicly traded company. Provisions of our Articles and Bylaws impose various procedural and other requirements, which could make it more difficult for stockholders to effect certain corporate actions. For example, our Articles authorize our Board to determine the rights, preferences, privileges and restrictions of unissued series of preferred stock without any vote or action by our stockholders. Thus, our Board can authorize and issue shares of preferred stock with voting or conversion rights that could adversely affect the voting or other rights of holders of our other series of capital stock. These rights may have the effect of delaying or deterring a change of control of our company. Additionally, our Bylaws establish limitations on the removal of directors and on the ability of our stockholders to call special meetings.
For a more complete understanding of these provisions, please refer to the Nevada Revised Statutes and our Articles and Bylaws filed with the SEC. Though we are not currently, in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.
The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law. If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for the redemption of such stockholder’s shares. Nevada’s control share law may have the effect of discouraging takeovers of the corporation.
In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for two years after the “interested stockholder” first becomes an “interested stockholder,” unless our Board approves the combination in advance or thereafter by both the Board and 60% of the disinterested stockholders. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our Board.
Substantial blocks of our common stock may be sold into the market as a result of the Prepaid Advance Agreements.
The price of our common stock could decline if there are substantial sales of shares of our common stock, if there is a large number of shares of our common stock available for sale, or if there is the perception that these sales could occur.
On March 27, 2024, we entered into a Prepaid Advance Agreement (the “PPA”) with YA Fund. In accordance with the terms of the PPA, on March 27, 2024, YA Fund agreed to advance to us up to $50 million, pursuant to two unsecured promissory notes (the “Initial YA Notes”). In addition, on May 24, 2024, we entered into another Prepaid Advance Agreement with YA Fund (collectively with the PPA, the “Prepaid Advance Agreements”), pursuant to which we issued an unsecured promissory note to YA Fund to advance up to $42.1 million (collectively with the Initial YA Notes, the “YA Notes”). The aggregate principal amount outstanding under the YA Notes as of the date of this prospectus supplement is $60.1 million. The YA Notes are convertible into shares of our common stock (the “YA Conversion Shares”), at the request and sole discretion of the holder, subject to a minimum floor conversion price (which may be reduced by us from time to time in our discretion, subject to the rules and regulations of Nasdaq). We have registered for resale (i) up to 23,585,000 shares underlying the convertible note issued by us to YA Fund on March 27, 2024, of which 7,413,950 have been issued and are outstanding, and (ii) up to 20,000,000 shares underlying the convertible note issued by us to YA Fund on May 24, 2024, of which 1,547,348have been issued and are outstanding.
Any issuances of shares of our common stock pursuant to the Prepaid Advance Agreements and the YA Notes will dilute the percentage ownership of stockholders and may dilute the per share projected earnings (if any) or book value of our common stock. Sales of a substantial number of shares of our common stock in the public market or other issuances of shares of our common stock, or the perception that these sales or issuances could occur, could cause the market price of our common stock to decline and may make it more difficult for you to sell your shares at a time and price that you deem appropriate.

We do not have the right to control the timing and amount of the issuance of our shares of common stock to YA Fund under the Prepaid Advance Agreements and the YA Notes, and accordingly, it is not possible to predict the actual number of shares we will issue pursuant to the PPA at any one time or in total.
We do not have the right to control the timing and amount of any issuances of our shares of common stock to YA Fund under the Prepaid Advance Agreements and the YA Notes. Sales of our common stock, if any, to YA Fund under the Prepaid Advance Agreements and the YA Notes will depend upon market conditions and other factors, and the discretion of YA Fund. In addition, because the purchase price per share to be paid by YA Fund for the shares of our common stock that we may issue to YA Fund under the Prepaid Advance Agreements and the YA Notes, if any, will fluctuate based on the market prices of our common stock, it is not possible for us to predict, as of the date hereof and prior to any such conversion date, the conversion price per share at which YA Fund will convert any portion of the outstanding balance under the YA Notes and consequently the number of shares of our common stock that we will issue to YA Fund under the Prepaid Advance Agreements and the YA Notes in any such conversion. Furthermore, we have filed resale registration statements to register the resale by YA Fund of any shares of our common stock that it receives upon conversion. The resale by YA Fund of a significant amount of shares of our common stock at any given time, or the perception that these sales may occur, could cause the market price of our common stock to decline and to be highly volatile.
The rights of holders of our Series E Preferred Stock rank senior to the rights of the holders of our common stock.
Although we may opt to redeem our Series E Preferred Stock with shares of our common stock in our sole and absolute discretion, the rights of the holders of shares of Series E Preferred Stock while such shares remain outstanding rank senior to the rights of the holders of shares of our common stock as to dividends and payments upon liquidation, dissolution or winding up of our affairs. Unless full cumulative dividends on our shares of Series E Preferred Stock for all past dividend periods have been paid (or set apart for payment), we will not declare or pay dividends with respect to any shares of our common stock for any period. Upon liquidation, dissolution or winding up of our affairs, the holders of shares of our Series E Preferred Stock are entitled to receive a liquidation preference of the stated value per share of $25, plus all accrued but unpaid dividends, prior and in preference to any distribution to the holders of shares of our common stock or any other class of our equity securities junior to the Series E Preferred Stock.
Risks Related to This Offering
You may experience immediate and substantial dilution in the net tangible book value per share of our common stock.
The offering price per share of our common stock in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. For example, assuming that an aggregate of 18,463,811 shares of our common stock are sold pursuant to this prospectus at the assumed price of $6.77 per share, for aggregate gross proceeds of approximately $125.0 million, after deducting estimated aggregate offering expenses payable by us, you would experience immediate dilution of $4.88 per share, representing the difference between our pro forma as adjusted net tangible book value per share after giving effect to this offering and the assumed offering price.
See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.
Our management may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.
Our management will have broad discretion over the use of proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. However, we have not determined the specific allocation of any net proceeds among these potential uses, and the ultimate use of the net proceeds may vary from the currently intended uses. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.
It is not possible to predict the aggregate proceeds resulting from sales made under the sales agreement.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agents at any time throughout the term of the sales agreement. The number of shares that are sold through the Agents after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the Agents in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the aggregate proceeds to be raised in connection with those sales.
The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares sold in this offering. In addition, subject to the final determination by our Board, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
Substantial blocks of our common stock may be sold into the market as a result of sales of our common stock offered pursuant to this prospectus supplement.
The price of our common stock could decline if there are substantial sales of shares of our common stock, if there is a large number of shares of our common stock available for sale, or if there is the perception that these sales could occur.
Any issuances of shares pursuant to this prospectus supplement will dilute the percentage ownership of stockholders and may dilute the per share projected earnings (if any) or book value of our common stock. Sales of a substantial number of such shares in the public market or other issuances of shares of our common stock, or the perception that these sales or issuances could occur, could cause the market price of our common stock to decline and may make it more difficult for you to sell your shares at a time and price that you deem appropriate.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Except for historical information, this prospectus supplement and the accompanying prospectus contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future.
There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include, but are not limited to:
•labor and other workforce shortages and challenges;
•our dependence on principal customers;
•the addition or loss of significant customers or material changes to our relationships with these customers;
•our sensitivity to general economic conditions including changes in disposable income levels and consumer spending trends;
•our ability to timely and successfully build new hosting facilities with the appropriate contractual margins and efficiencies;
•our ability to continue to grow sales in our hosting business;
•volatility of cryptoasset prices;
•uncertainties of cryptoasset regulation policy; and
•equipment failures, power or other supply disruptions.
The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in such forward-looking statements. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should review the factors and risks and other information we describe in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent reports we will file from time to time with the SEC.
All forward-looking statements are expressly qualified in their entirety by this cautionary note. You are cautioned to not place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus supplement, the date of the accompanying prospectus or the date of the document incorporated by reference herein. You should read this prospectus supplement, the accompanying prospectus supplement and the documents that we incorporate by reference and have filed as exhibits to the registration statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we expect. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that will achieve our objectives and plans in any specified time frame, or at all. We have no obligation, and expressly disclaims any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise. We have expressed our expectations, beliefs and projections in good faith and believe they have a reasonable basis. However, we cannot assure you that our expectations, beliefs or projections will result or be achieved or accomplished.

BUSINESS
General
We are a United States designer, developer, and operator of next-generation digital infrastructure across North America. We provide digital infrastructure solutions and Cloud services to the rapidly growing industries of High-Performance Computing (HPC) and Artificial Intelligence (AI). We operate in three distinct business segments, including, Blockchain data center hosting (the “Datacenter Hosting Business”), cloud services, through a wholly owned subsidiary (the “Cloud Services Business”) and HPC data center hosting (the “HPC Hosting Business”), as further discussed below.
Despite the challenges posed by the competitive landscape, global supply chain disruptions, and evolving regulatory environment, we remain committed to delivering innovative and responsible solutions to our customers while prioritizing compliance and risk management. As we continue to expand our operations and navigate the uncertainties associated with being a relatively new business in rapidly evolving markets, we believe we are well-positioned to capitalize on the increasing demand for data center services driven by the rapid adoption of digital technologies across industries.
We completed our initial public offering in April 2022 and our common stock began trading on Nasdaq on April 13, 2022. In November 2022, we changed our name from Applied Blockchain, Inc. to Applied Digital Corporation.
Business Segments
Datacenter Hosting Business
Our Datacenter Hosting Business operates data centers, providing energized space to crypto mining customers. Our custom-designed data centers allow customers to rent space based on their power requirements. We currently serve four crypto-mining customers, all of whom have entered into contracts ranging from three to five years. We began generating revenue in February 2022 and to date, this business segment accounts for the majority of the revenue we generate from our operations (approximately 87% as of February 29, 2024).
We currently operate sites in Jamestown and Ellendale, North Dakota, with a total hosting capacity of approximately 286 MW:
1.Jamestown, North Dakota: 106 MW facility.
2.Ellendale, North Dakota: 180 MW facility.
In March 2021, we executed a strategy planning and portfolio advisory services agreement (the “Services Agreement”) with GMR Limited, a British Virgin Island limited liability company (“GMR”), Xsquared Holding Limited, a British Virgin Island limited liability company (“SparkPool”) and Valuefinder, a British Virgin Islands limited liability company (“Valuefinder” and, together with GMR and SparkPool, the “Service Provider(s)”). Under the Services Agreement, the Service Providers agreed to provide crypto asset mining management and analysis and assist us in securing difficult-to-obtain mining equipment. Under the terms of the Services Agreement, we issued 7,440,148 shares of our common stock to each of GMR and SparkPool and 3,156,426 shares of our common stock to Valuefinder. In June 2022, SparkPool ceased all operations and forfeited 4,965,432 shares of our common stock back to us.
In March 2022, we decided to terminate our crypto mining operations, shifting our focus and our business strategy to developing the HPC Hosting Business and our other two business segments (including the Datacenter Hosting Business). Each Service Provider advised us concerning the design and buildout of our hosting operations. We continue to partner with GMR, and other providers as they remain our strategic equity investors. Beyond GMR’s use of our hosting capabilities, our partners have strong relationships across the cryptocurrency ecosystem, which we may leverage to identify leads for the expansion of our operations and business segments.
Compared to our previous mining operations, co-hosting revenues are less subject to volatility related to the underlying crypto-asset markets. We have a contractual ceiling for our energy costs through our Amended and Restated Electric Service Agreement, entered into in September 2023 with a utility in the upper Midwest (the “Electric Service Agreement”). One of the main benefits of the Electric Service Agreement is the low cost of power for mining. Even before the recently imposed crypto mining restrictions in China, power capacity available for Bitcoin mining was scarce, especially at scalable sites with over 100 MW of potential capacity. This scarcity of mining power allows us to realize attractive hosting rates in the current market. The Electric Service Agreement has also enabled us to launch our hosting business with long-term customer contracts.
In March 2024, we announced that we entered into a definitive agreement to sell our 200 MW campus in Garden City, TX, to Marathon Digital Holdings (Nasdaq: MARA). We completed the sale transaction on April 1, 2024.
Cloud Services Business
We officially launched our Cloud Services Business in May 2023. We operate our Cloud Services Business through our wholly owned subsidiary, Applied Digital Cloud Corporation (“Applied Digital Cloud”), which provides cloud services to customers, such as artificial intelligence and machine learning developers. Our Cloud Services Business specializes in providing GPU computing solutions to empower customers in executing critical workloads related to AI, machine learning (ML), rendering, and other HPC tasks. Our managed hosting cloud service allows customers to sign service contracts, utilizing our Company-provided equipment for seamless and cost-effective operations.
We are rolling out numerous GPU clusters, each comprising 1,024 GPUs, which are available for lease by our customers. Additionally, we have secured contracts with colocation service providers to ensure secure space and energy for our hosting services. Our strategy is to utilize a blend of third-party colocation and our own HPC data centers to deliver Cloud services to our customers. In 2023, we constructed a separate and unique building, designed and purpose-built for GPUs, which is separate from our crypto hosting buildings, next to the Company’s currently operating 100-MW hosting facility in Jamestown, North Dakota, with a total capacity of 9 MW.
We currently rely on a few major suppliers for our NVIDIA Corp. (“NVIDIA”) products in this business segment: Super Micro Computer Inc. (“Super Micro”), Hewlett Packard Enterprise (“HPE”) and Dell Technologies Inc. (“Dell”). In May 2023, we partnered with Super Micro, a renowned provider of Application-Optimized Total IT Solutions. Together, we aim to deliver the Company’s Cloud service to our customers. Super Micro’s high-performance server and storage solutions are designed to address a wide range of computational-intensive workloads. Their next-generation GPU servers are incredibly power-efficient, which is vital for data centers as the power requirements for large-scale AI models continue to increase. Optimizing the Total Cost of Ownership (TCO) and Total Cost to Environment (TCE) is critical for data center operators to ensure sustainable operations.
In June 2023, we announced a partnership with HPE, a global company specializing in edge-to-cloud technology. As part of this collaboration, HPE will provide its powerful and energy-efficient supercomputers to support large-scale AI through our cloud service. HPE has been supportive in core design considerations and engineering of Company-owned facilities which will support Applied Digital Cloud’s infrastructure. In addition, we have supply agreements with Dell for delivery of AI and GPU servers. NVIDIA supplies GPUs to these GPU server providers.
Applied Digital Cloud secured its first major AI customer in May 2023 and in June 2023, entered into a 36-month contract with a second customer in the Cloud Services Business. As of the date of this prospectus supplement, our Cloud Services Business provides services to several customers.

By May 31, 2024, the Company had received and deployed a total of 6,144 GPUs; 4,096 GPUs were actively recognizing revenue and 2,048 GPUs were pending customer acceptance to start revenue recognition. The Cloud Services Business is expected to account for approximately 13% or more of our revenue in fiscal year 2024. As we ramp up operations in this business segment, we expect to acquire and deploy additional GPUs, increase revenue from the Cloud Services Business and increase the percentage of our revenue produced by our Cloud Services Business.
HPC Hosting Business
Our HPC Hosting Business specializes in designing, constructing, and managing data centers tailored to support HPC applications, including AI.
Currently, we have 9 MW of hosting capacity at our Jamestown, ND, location. In 2023, we commenced the construction of our first 100 MW HPC data center in Ellendale, North Dakota (the “HPC Ellendale Facility”). We plan to continue building this data center in 2024 and designing and developing additional HPC data center sites in the future.
We anticipate that this business segment will begin generating meaningful revenues once the HPC Ellendale Facility becomes operational, which is expected sometime in the early calendar year 2025.
Competition
As a company operating data centers, we face significant competition from various cloud competitors and data center providers in the United States. Our primary competitors in the cloud services market are Cloud Service Providers, such as Coreweave, Crusoe Energy, and Lambda Labs. Additionally, we compete with several prominent data center providers, including Digital Realty, Equinix, Inc., NTT, and various private operators in the U.S. These competitors own or operate properties similar to our data centers. Within our Datacenter Hosting Business, we compete against Core Scientific, Bitdeer Technologies Group, and Riot Platforms, amongst other private operators. As we navigate this competitive landscape, we strive to innovate and differentiate our services to attract and retain customers.
Many of our competitors offer more locations in more markets worldwide and have well-established international operations. There are also opportunities to consolidate smaller operators. Many of our competitors may have significant advantages over us, including greater name recognition, longer operating histories and higher operating margins, pre-existing relationships with current or potential customers, the capacity to provide the same or additional products and services at a lower cost, more significant marketing budgets and other financial and operational resources, more robust internal controls and systems, and better established, more extensive scale and lower cost suppliers and supplier relationships.
We face significant competition from our competitors, and we expect such competition to continue to increase, which could significantly harm our business, financial condition, and results of operations. If we cannot compete successfully against our current and future competitors, we may not be able to retain and grow our customer base, and our business and prospects may be harmed.
Additionally, we face competition from blockchain miners such as Core Scientific, Bitdeer Technologies Group, and Riot Platforms. These companies have advantages over us, such as greater access to capital, more specialized equipment, or cheaper sources of power, which could allow them to offer more competitive prices for hosting services.
Industry Trends
We believe the data center industry is poised for significant growth, driven by the rapid adoption of digital technologies across all sectors. As businesses prioritize digital transformation, the demand for data center infrastructure is expected to increase substantially. Companies require robust, reliable, and scalable solutions to process, analyze, and store vast amounts of data in real-time, and data centers play a crucial role in meeting these needs.
Cloud adoption, particularly hybrid cloud solutions, drives data center demand significantly. Hybrid cloud infrastructure offers businesses the flexibility to scale their IT resources while maintaining the security and privacy of sensitive data. As more companies migrate their applications and data to the cloud, data center capacity requirements will continue to grow.
Edge computing is another key trend shaping the data center industry. The proliferation of Internet devices and the need for real-time data processing are driving the deployment of data centers closer to the network edge. This approach reduces latency, improves application performance, and optimizes IT infrastructure costs and complexity.
Sustainability and energy efficiency are increasingly important considerations in the data center industry. Companies are investing in renewable energy sources, such as solar and wind power, and implementing advanced cooling and power management technologies to reduce their environmental impact and operating costs.
The AI market has experienced significant growth and development in recent years, with the rapid advancement of machine learning, natural language processing, and computer vision. The global AI market is expected to reach $500 billion by 2024, driven by increasing adoption across various industries, including healthcare, finance, transportation, and manufacturing. However, the AI landscape is also facing challenges and uncertainties. Developing more advanced AI systems, such as large language models and generative AI, has raised concerns about potential misuse, bias, and the displacement of human workers. Companies operating in AI are under increasing pressure to address these issues and ensure the responsible development and deployment of their technologies.
We believe the data center industry is well-positioned to support the growing digital economy. Providers offering comprehensive power, space, and connectivity solutions globally while prioritizing sustainability and energy efficiency will be best positioned to capitalize on the increasing demand for data center services.
Materials & Suppliers
Maintaining key supplier relationships is crucial to our business operations, as we rely on partnerships, such as Dell, HPE, NVIDIA, and Super Micro, to secure essential computing hardware, infrastructure components, and other materials. The complexity of developing HPC and AI hardware at scale limits the number of suppliers capable of meeting our requirements. Consequently, we have established purchase orders with leading hardware manufacturers, which include extended delivery schedules spanning several months before the hardware is delivered to our facilities. These fluctuations in delivery timelines necessitate careful planning and advanced purchasing strategies to ensure we can acquire hardware well before their anticipated deployment.
Developing the HPC Ellendale Facility demands significant electrical infrastructure components and construction raw materials. We proactively procure these materials from our suppliers in sufficient quantities to facilitate hardware deployment at scale and on accelerated timelines. To mitigate potential supply chain disruptions and ensure the smooth operation of our facilities, we have established long-term contracts and agreements with key suppliers. These arrangements give us greater certainty regarding the availability and pricing of essential components and materials. Furthermore, we continuously monitor market trends and maintain open lines of communication with our suppliers to anticipate and address potential supply chain challenges.
By proactively managing our supplier relationships, securing necessary materials in advance, and closely monitoring market conditions, we aim to minimize the impact of supply chain fluctuations on our operations. This approach enables us to maintain a steady pace of hardware deployments and facility development, ultimately supporting our goal of expanding our HPC and AI capabilities and maximizing shareholder value. However, we rely on a limited number of vendors for certain products and services for our data center facilities, and some of our contracts provide a single source of materials. If any of our key suppliers could not perform under their contracts or satisfy our orders, it could significantly delay our data center development and operations. While we may be able to engage replacement suppliers, this would likely lead to operational delays and increased costs.
Global Logistics
Global supply logistics have caused delays across all distribution channels, impacting the HPC and AI markets. Delivery schedules for specialized equipment, such as high-performance computing systems, AI hardware, and necessary infrastructure components, have been affected due to constraints on globalized supply chains. These constraints extend to procuring construction materials and specialized electricity distribution equipment required to develop HPC and AI facilities. Efforts to mitigate delivery delays are ongoing to avoid materially impacting deployment schedules; however, there are no assurances that such mitigation efforts will continue to be successful. To help address global supply logistics and pricing concerns, we have implemented proactive measures such as procuring and holding required materials. We continuously monitor developments in the global supply chain which is necessary to assess their potential impact on the Company’s expansion plans within the HPC and AI markets.
Regulatory
The regulatory landscape surrounding HPC, AI, and blockchain hosting services is evolving rapidly, and we anticipate increased scrutiny and potential regulation in the near and long term. These developments may significantly impact our business and operations in ways that are difficult to predict.
In the realm of AI, there are growing concerns about the ethical implications and potential misuse of these technologies. Governments and regulatory bodies are considering measures to ensure the responsible development and deployment of AI systems, including transparency, accountability, and fairness guidelines. As a company operating in this space, we closely monitor these developments and adhere to any forthcoming regulations or industry best practices.
The amount of energy used for crypto mining and colocation services has recently received increased attention. In January 2024, the U.S. Energy Information Administration conducted an emergency survey of electricity consumption data from cryptocurrency mining companies in the United States. This indicates that more focus is being placed on the energy usage of these activities. It is unclear how the information collected will be used for future regulations, but it is expected that energy efficiency and sustainability will become more critical factors regulating this industry.
Furthermore, using digital assets, including Bitcoin, in illicit financial activities has become a significant concern for regulators and lawmakers. Leaders in the U.S. House Financial Services Committee and U.S. Senate Banking Committee have expressed interest in passing legislation to provide additional regulatory authority to address these risks. The U.S. Treasury Department has also requested additional authorities to combat using digital assets in illegal activities. While there is currently insufficient support for any particular proposal, we expect that regulatory efforts in this area will continue to evolve and potentially impact our business.
We also closely follow developments related to regulating digital asset markets and financial services. In January 2024, the SEC approved a series of spot Bitcoin exchange-traded funds (ETFs), marking a significant milestone in the mainstream adoption of digital assets. However, the regulatory landscape for digital asset markets remains complex and uncertain, with various agencies and lawmakers proposing different approaches to oversight and regulation.
As a company operating at the intersection of blockchain, AI and HPC hosting services, we are committed to maintaining a proactive and adaptive approach to regulatory compliance. We closely monitor legislative and regulatory developments and engage in dialogue with relevant stakeholders to ensure our business practices align with the evolving legal and regulatory framework. Despite the uncertainties posed by the changing regulatory landscape, we remain committed to delivering innovative and responsible solutions in the blockchain, AI and HPC hosting markets while prioritizing compliance and risk management. However, if we fail to comply with applicable laws and regulations, we may be subject to significant liabilities, including fines and penalties, and our business, financial condition, or results of operations could be adversely affected.
Employees and Human Capital Resources
During 2023, we invested significantly in our workforce to retain and attract top-tier employees. We expanded our employee base and promoted individuals internally to critical positions. As of May 31, 2024, we employed approximately 150 full-time employees across various departments, including engineering, IT, operations, construction, manufacturing, finance, legal, and communications. We also engage consultants and contractors as needed to supplement our permanent workforce.
Our human capital strategy aligns employee interests with our long-term success drivers. We implemented a long-term performance incentive program, granting eligible employees service-based restricted stock awards that vest over three years and performance-based restricted stock awards that vest upon achieving specific performance or total stockholder return milestones. This performance program is a key employee incentive, aligning their long-term interests with the Company’s objectives.
In addition to the long-term incentive program and competitive cash compensation, we provide employees comprehensive health benefits, paid parental leave, paid time off, and additional benefits. We aim to attract a diverse pool of top candidates and foster their career growth by hiring the best talent, regardless of educational background. We seek candidates from local communities and large cities, with diverse backgrounds. We are committed to providing each employee with a long-term, growth-oriented career. We believe our ability to retain our workforce depends on fostering a sustainably safe, respectful, fair, and inclusive environment that promotes diversity, equity, and inclusion within and outside the business.
Diversity, Equity, and Inclusion
We support diversity and inclusion within our workplace framework, fostering an environment conducive to employee growth. Our policies are strategically structured to advance equity and regard for all individuals. We actively endorse and welcome diverse backgrounds, experiential perspectives, and varying opinions. Our operational alignment with our Code of Ethics and Business Conduct, as well as our Non-Discrimination and Anti-Harassment Policy, underscores our commitment to establishing a secure milieu where the fundamental rights of each employee are safeguarded, devoid of discriminatory practices or harassment. Our strategic objective is to establish a workplace ecosystem where equal avenues for success are accessible to all employees.
Compensation and Benefits
Our compensation schemes are meticulously structured to incentivize the recruitment, retention, and motivation of personnel to pursue our long-term objectives. We conduct rigorous evaluations, benchmarking salary and wages against quantitative metrics, and adjust monetary compensations to ensure competitive alignment with employee roles, skill levels, tenure, and geographic considerations. Our commitment to pay equity is reinforced by a robust process that facilitates merit-based increases in incentives and compensations tied to performance.
Furthermore, our benefits portfolio encompasses various offerings, including medical, dental, and vision insurance coverage for employees and their dependents, various paid and unpaid leave options, and life and disability/accident insurance coverage.
Corporate Information
Our executive office is located at 3811 Turtle Creek Blvd., Suite 2100, Dallas, Texas 75219, and our phone number is (214) 427-1704. Our principal website address is www.applieddigital.com.
We make available free of charge through the Investor Relations link on our website access to press releases and investor presentations, as well as all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after electronically filing such materials with, or furnishing them to, the SEC. In addition, the SEC maintains an Internet website, www.sec.gov, that contains reports, proxy and information statements and other information that we file electronically with the SEC.
We are a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and may rely on exemptions from certain disclosure requirements that are available to smaller reporting companies under the Exchange Act.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $125,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement as a source of financing.
Except as otherwise set forth in a prospectus supplement or in other offering materials, we intend to use the net proceeds from the sale of our securities to fund the Company’s growth capital expenditures, general corporate purposes and working capital needs.
The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes.

DILUTION
The difference between the public offering price per share of our common stock in this offering and the as adjusted net tangible book value per share after this offering constitutes immediate dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities, by the number of outstanding shares of common stock.
As of February 29, 2024, our net tangible book value was approximately $118.3 million, or approximately $0.97 per share.
On a pro forma basis as of February 29, 2024, our net tangible book value would have been approximately $145.6 million, or approximately $1.30 per share, after giving effect to (such events, the “Pro Forma Events”):
•the issuance and sale of 5,798,311 shares of common stock pursuant to our Sales Agreement, dated May 6, 2024, with Roth Capital Partners, LLC, for aggregate net proceeds of $24.2 million;
•the issuance and sale of 178,776 shares of Series E Preferred Stock, for aggregate net proceeds of $4.2 million;
•the issuance of 8,421,146 shares of common stock as payment of $17.6 million owed by us under a certain outstanding promissory note made by us in favor of AI Bridge Funding LLC;
•the issuance of promissory notes with an aggregate principal amount of $92.1 million pursuant to our Prepaid Advance Agreements with YA Fund, dated March 27, 2024 and May 24, 2024 and the issuance of 8,961,298 shares of common stock upon the conversion of $32.0 million of such promissory notes; and
•the $85.0 million borrowed by us under the CIM Note.
On a pro forma as adjusted basis as of February 29, 2024, our net tangible book value would have been approximately $310.4 million, or approximately $1.89 per share, after giving effect to the sale of 18,463,811 shares of common stock offered in this prospectus supplement at the assumed public offering price of $6.77 (the closing sale price of our common stock on Nasdaq on July 3, 2024) and the deduction of the Agents’ commissions and estimated offering expenses payable by us. This represents an immediate increase in net tangible book value of $0.59 per share to our existing stockholders and an immediate dilution of approximately $4.88 per share to new investors participating in this offering.
The following table illustrates the dilution to the new investors on a per-share basis:

Public offering price		$6.77
Historic net tangible book value as of February 29, 2024	$0.97
Increase in net tangible book value per share attributable to the Pro Forma Events	$0.34
Pro forma net tangible book value before this offering	$1.30
Increase in pro forma net tangible book value attributable to new investors	$0.59
Pro forma as adjusted net tangible book value after this offering		$1.89
Dilution in pro forma as adjusted net tangible book value per share to new investors		$4.88
The table above assumes for illustrative purposes that an aggregate of 18,463,811 shares of our common stock are sold during the term of the sales agreement at a price of $6.77 per share (the closing sale price of our common stock on Nasdaq on July 3, 2024) for aggregate gross proceeds of approximately $125,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices.

The table and discussion above are based on 122,417,839 shares of common stock outstanding on February 29, 2024 (145,598,594 shares of common stock outstanding on a pro forma basis after giving effect to the Pro Forma Events), and excludes, as of that date, the following:
•16,048,849 shares of common stock reserved for future issuance under our 2022 Incentive Plan, as amended;
•1,054,425 shares of common stock reserved for future issuance under our 2022 Non-Employee Director Stock Plan, as amended;
•204,168 shares of common stock reserved for issuance under restricted stock unit awards to certain consultants;
•5,032,802 shares of common stock held in treasury;
•23,585,000 shares of our common stock (16,171,050 shares on a pro forma basis after giving effect to the Pro Forma Events) reserved for issuance upon the conversion of the YA Notes;
•3,000,000 shares of common stock reserved for issuance upon exercise of outstanding warrants;
•6,300,449 shares of common stock reserved for issuance upon exercise of the Registered Warrants, the issuance of which is registered on our Registration Statement on Form S-3, Reg. No. 333-279155; and
•Up to 20,000,000 shares of our common stock (18,452,652 shares on a pro forma basis after giving effect to the Pro Forma Events) to be issued upon the conversion of a certain outstanding promissory note issued by us to YA Fund on May 24, 2024, which shares have been registered for resale on our Registration Statement on Form S-1, Reg. No. 333-279884.

To the extent that new securities are issued under the 2022 Incentive Plan or the 2021 Non-Employee Director Stock Plan, or we issue additional shares of common stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or securities exercisable for or convertible into equity, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF COMMON STOCK
The following summary of the rights of our common stock is not complete and is subject to and qualified in its entirety by reference to our Articles and our Bylaws, copies of which are filed as exhibits to our Annual Report on Form 10-K and other periodic reports on Form 10-Q or Form 8-K filed thereafter, each of which is incorporated by reference herein.
General
We are authorized to issue 305,000,000 shares of capital stock, $0.001 par value per share, of which 300,000,000 are common stock and 5,000,000 are preferred stock.
As of July 5, 2024, there were 146,552,678 shares of common stock outstanding and 178,775 shares of Series E Preferred Stock outstanding.
Common Stock
Holders of our common stock are entitled such dividends as may be declared by our Board out of funds legally available for such purposes. Holders of our common stock are entitled to receive proportionately any dividends as may be declared by our Board, subject to any preferential dividend rights of any series of Preferred Stock that we may designate and issue in the future. There are no redemption or sinking fund provisions applicable to our common stock. The holders of our common stock have no conversion rights. Holders of common stock have no preemptive or subscription rights to purchase any of our securities. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future. Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulative votes in voting for directors.
In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive a pro rata share of our assets, which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding shares of our common stock are fully paid and non-assessable.
Transfer Agent
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. (the “Transfer Agent”). The Transfer Agent’s address and phone number is: 150 Royall St., Canton, MA 02021, telephone number: (781) 575-2000.
Listing
Our common stock is presently traded on Nasdaq under the symbol “APLD.”

PLAN OF DISTRIBUTION
We have entered into the sales agreement with the Agents, under which we may offer and sell, from time to time through the Agents, acting as agents or principals, shares of our common stock having an aggregate offering price of up to $125,000,000. Sales of our common stock, if any, under this prospectus supplement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act.
Each time we wish to issue and sell shares of our common stock under the sales agreement, we will notify at least one Agent of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares that may be sold in one day, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed an Agent, unless an Agent declines to accept the terms of the notice, the Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Agents under the sales agreement to sell our common stock are subject to a number of conditions that we must meet. We may instruct the Agents not to sell our common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Any Agent with respect to itself or we may suspend the offering of common stock upon proper notice to the other parties and subject to other conditions. Each Agent, with respect to itself, and we have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time upon five days’ prior notice, which in the case of an Agent would only apply to such Agent.
Under the terms of the sales agreement, we may also sell shares of our common stock to each Agent, as principal for its own account, at a price negotiated at the time of sale, provided that no sales may be made in a privately negotiated transaction without our prior consent.
We will pay each Agent commissions for its services in acting as the designated agent in the sale of shares of common stock at a commission rate of 3.0% of the gross proceeds from the sales hereunder for sales placed by such Agent. Because there are no minimum sale requirements as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Agents for certain specified fees and documented expenses, including the fees and documented expenses of their legal counsel in an amount not to exceed $50,000 in connection with the execution of the sales agreement, plus up to an additional $5,000 on a quarterly basis (and in no event an amount more than $20,000 per fiscal year) thereafter in connection with its further periodic due diligence investigation of our company in connection with this offering. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Agents under the sales agreement, will be $800,000 if we sell the entire $125,000,000 of shares of our common stock.
Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agents in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sale of the shares of common stock on our behalf, each Agent will be deemed to be an underwriter within the meaning of the Securities Act, and the Agents’ compensation will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against certain liabilities, including civil liabilities under the Securities Act.

LEGAL MATTERS
The validity of the shares of common stock offered by this prospectus supplement is being passed upon for us by Snell & Wilmer LLP. Lowenstein Sandler LLP has also acted as counsel to us in connection with this offering. Sullivan & Worcester LLP, New York, New York, is acting as counsel for the Agents in connection with this offering.

EXPERTS
The consolidated balance sheets of Applied Digital Corporation and its subsidiaries as of May 31, 2023 and 2022, and the related consolidated statements of comprehensive loss, changes in shareholders’ equity, and cash flows for each of the years then ended have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference herein. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus supplement, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to our SEC filings and the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.
In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.
We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance with such requirements, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the web site of the SEC referred to above. We also maintain a website at www.applieddigital.com, where you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.
We incorporate by reference the documents listed below that we have previously filed with the SEC:
•our Annual Report on Form 10-K for the year ended May 31, 2023, as filed with the SEC on August 2, 2023, and as amended by that Form 10-K/A on October 12, 2023;
•our Quarterly Reports on Form 10-Q for the quarter ended August 31, 2023, filed with the SEC on October 10, 2023, for the quarter ended November 30, 2023, filed with the SEC on January 16, 2024 and for the quarter ended February 29, 2024, filed with the SEC on April 11, 2024;
•our Current Reports on Form 8-K as filed with the SEC on June 9, 2023, June 23, 2023, June 26, 2023, June 26, 2023, July 21, 2023, August 15, 2023, August 23, 2023, September 11, 2023, September 28, 2023, November 13, 2023, January 23, 2024, February 6, 2024, February 9, 2024, February 15, 2024, February 22, 2024, February 29, 2024, March 5, 2024, March 8, 2024, March 15, 2024, April 1, 2024, April 5, 2024, April 29, 2024, April 29, 2024, April 30, 2024, April 30, 2024, May 1, 2024, May 6, 2024, May 14, 2024, May 17, 2024, May 21, 2024, May 24, 2024, June 5, 2024 (as amended on June 6, 2024), June 7, 2024 (as amended on June 10, 2024), June 11, 2024, June 17, 2024, July 2, 2024 and July 9, 2024 (other than any portions thereof deemed furnished and not filed); and
•The description of our Common Stock in our Registration Statement on Form 8-A, filed with the SEC on April 11, 2022, including any amendment or reports filed for the purpose of updating such description, including the Description of Capital Stock filed as Exhibit 4.5 to our Annual Report on Form 10-K for the year ended May 31, 2023, as filed with the SEC on August 2, 2023, and as amended by that Form 10-K/A on October 12, 2023.
All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, and after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Where You Can Find More Information,” above.
We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to
Applied Digital Corporation
Attn: Wes Cummins
Chief Executed Officer
3811 Turtle Creek Blvd., Suite 2100
Dallas, Texas 75219
Phone number: (214) 427-1704

PROSPECTUS
$300,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities
We may offer from time to time

ñ	shares of common stock;
ñ	shares of preferred stock in one or more series;
ñ	warrants to purchase preferred stock or common stock;
ñ	debt securities; or
ñ	any combination of preferred stock, common stock, warrants, or debt securities.
at an aggregate offering price not to exceed $300,000,000.
The number, amount, prices, and specific terms of the securities, and the net proceeds to Applied Digital Corp. will be determined at or before the time of sale and will be set forth in an accompanying prospectus supplement. The net proceeds to us from the sale of securities will be the offering price or the purchase price of those securities less any applicable commission or discount, and less any other expenses we incur in connection with the issuance and distribution of those securities.
This prospectus may not be used for the sale of any securities unless it is accompanied by a prospectus supplement. Any accompanying prospectus supplement may modify or supersede any statement in this prospectus.
Our common stock is traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol APLD. On May 1, 2024, the last reported sale price of our common stock on Nasdaq was $3.00 per share. None of the other securities that we may offer under this prospectus are currently publicly traded. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

We may amend or supplement this prospectus from time to time. You should read this prospectus and any amendments or prospectus supplements carefully before you invest.
Investing in our securities involves a high degree of risk. See “Risk Factors” on page 8 of this prospectus and in the reports we file with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1934, as amended, incorporated by reference into this prospectus, to read about factors you should consider before buying our securities.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 16, 2024.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process, pursuant to which we may, from time to time and in one or more offerings, offer and sell or otherwise dispose of the securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference herein, and any applicable supplement in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus.
You should rely only on the information provided in this prospectus and any applicable prospectus supplement, including any documents incorporated by reference into this prospectus or a prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference into this prospectus. You must not rely upon any information or representation not contained or incorporated by reference into this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
This prospectus contains our trademarks, tradenames and servicemarks and also contains certain trademarks, tradenames and servicemarks of other parties.
This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Forward-Looking Statements.”
Unless the context indicates otherwise, references in this prospectus to the “Company,” “APLD,” “we,” “us,” “our” and similar terms refer to Applied Digital Corporation and its consolidated subsidiaries.

PROSPECTUS SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should carefully read the entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference before investing in our common stock, including the sections titled “Forward-Looking Statements” and “Risk Factors” provided elsewhere in this prospectus supplement and accompanying prospectus. Some of the statements in this prospectus supplement and accompanying prospectus constitute forward-looking statements. See the section titled “Forward-Looking Statements.”
Our Business
We are a United States-based designer, developer and operator of next-generation digital infrastructure across North America. We provide digital infrastructure solutions and cloud services to the rapidly growing industries of High-Performance Computing (HPC) and Artificial Intelligence (AI). We operate in three distinct business segments, including, Blockchain datacenter hosting (the “Datacenter Hosting Business”), cloud services, through a wholly owned subsidiary (the “Cloud Services Business”) and HPC datacenter hosting (the “HPC Hosting Business), as further discussed below.
Despite the challenges posed by the competitive landscape, global supply chain disruptions, and evolving regulatory environment, we remain committed to delivering innovative and responsible solutions to our customers while prioritizing compliance and risk management. As we continue to expand our operations and navigate the uncertainties associated with being a relatively new business in rapidly evolving markets, we believe we are well positioned to capitalize on the increasing demand for datacenter services driven by the rapid adoption of digital technologies across industries.
We completed our initial public offering in April 2022 and our common stock began trading on the Nasdaq Global Select Market on April 8, 2022. In November 2022, we changed our name from Applied Blockchain, Inc. to Applied Digital Corporation.
Business Segments
Datacenter Hosting Business
Our Datacenter Hosting Business operates datacenters, providing energized space to crypto mining customers. Our custom-designed datacenters allow customers to rent space based on their power requirements. We currently serve four crypto-mining customers, all of which have entered into contracts with us ranging from three to five years. We began generating revenue from this business segment in February 2022 and to date, this business segment accounts for the majority of the revenue we generate from our operations (approximately 87% as of February 29, 2024).
We currently operate sites in Jamestown and Ellendale, North Dakota, with a total hosting capacity of approximately 286 MW:
•Jamestown, North Dakota: 106 MW facility.
•Ellendale, North Dakota: 180 MW facility.
In March 2021, we executed a strategy planning and portfolio advisory services agreement (the “Services Agreement”) with GMR Limited, a British Virgin Island limited liability company (“GMR”), Xsquared Holding Limited, a British Virgin Island limited liability company (“SparkPool”) and Valuefinder, a British Virgin Islands limited liability company (“Valuefinder” and, together with GMR and SparkPool, the “Service Provider(s)”). Under the Services Agreement, the Service Providers agreed to provide crypto asset mining management and analysis and assist us in securing difficult-to-obtain mining equipment. Under the terms of the Services Agreement, we issued 7,440,148 shares of Common Stock to each of GMR and SparkPool and 3,156,426 shares of Common Stock to Valuefinder. In June 2022, SparkPool ceased all operations and forfeited 4,965,432 shares of Common Stock back to us.
In March 2022, we decided to terminate our crypto mining operations, shifting our focus and our business strategy to developing the HPC Hosting Business and our other two business segments (including the Bitcoin Hosting Business). Each Service Provider advised us concerning the design and buildout of our hosting operations. We continue to partner with GMR, Bitmain, and other providers as they remain our strategic equity investors. Beyond GMR’s use of our hosting capabilities, our partners have strong relationships across the cryptocurrency ecosystem, which we may leverage to identify leads for the expansion of our operations and business segments.
Compared to our previous mining operations, co-hosting revenues are less subject to volatility related to the underlying crypto-asset markets. We have a contractual ceiling for our energy costs through our Amended and Restated Electric Service Agreement, entered into in September 2023 with a utility in the upper Midwest (the “Electric Service Agreement”). One of the main benefits of the Electric Service Agreement is the low cost of power for mining. Even before the recently imposed crypto mining restrictions in China, power capacity available for Bitcoin mining was scarce, especially at scalable sites with over 100 MW of potential capacity. This scarcity of mining power allows us to realize attractive hosting rates in the current market. The Electric Service Agreement has also enabled us to launch our hosting business with long-term customer contracts.
In March 2024, we announced that we entered into a definitive agreement to sell our 200 MW campus in Garden City, TX, to Marathon Digital Holdings (Nasdaq: MARA). We completed the sale transaction on April 1, 2024.

Cloud Services
We operate our Cloud Services Business through our wholly owned subsidiary, Sai Computing, LLC (“Sai Computing”), which provides cloud services to customers, such as artificial intelligence and machine learning developers. Our Cloud Services Business specializes in providing graphics processing unit (GPU) computing solutions to empower customers in executing critical workloads related to artificial intelligence (AI), machine learning (ML), rendering, and other high-performance computing (HPC) tasks. Our managed hosting cloud service allows customers to sign service contracts, utilizing our Company-provided equipment for seamless and cost-effective operations.
We are rolling out numerous GPU clusters, each comprising 1,024 GPUs, which are available for lease by our customers. Additionally, we have secured contracts with colocation service providers to ensure secure space and energy for our hosting services. Our strategy is to in the future utilize a blend of third-party colocation and our own HPC datacenters to deliver cloud services to our customers.  In 2023, we constructed a separate and unique building, designed and purpose-built for GPUs, which is separate from our crypto hosting buildings, next to the Company’s currently operating 100-MW hosting facility in Jamestown, North Dakota, with a total capacity of 9 MW.  This location is just one aspect of our comprehensive plan, and we intend to leverage it based on customer requirements.
In May 2023, we officially launched our Cloud Services Business. We currently rely on a few major suppliers for our products in this business segment: Super Micro Computer Inc. (“Super Micro”), NVIDIA Corp. (“NVIDIA”), Hewlett Packard Enterprise (“HPE”) and Dell Technologies Inc. (“Dell”). In May 2023, we partnered with Super Micro, a renowned provider of Application-Optimized Total IT Solutions. Together, we aim to deliver the Company’s cloud service to our customers. Super Micro’s high-performance server and storage solutions are designed to address a wide range of computational-intensive workloads. Their next-generation GPU servers are incredibly power-efficient, which is vital for datacenters as the power requirements for large-scale AI models continue to increase. Optimizing the Total Cost of Ownership (TCO) and Total Cost to Environment (TCE) is critical for datacenter operators to ensure sustainable operations.
In June 2023, we announced a partnership with HPE, a global company specializing in edge-to-cloud technology. As part of this collaboration, HPE will provide its powerful and energy-efficient supercomputers to support large-scale artificial intelligence (AI) through our cloud service. HPE has been supportive in core design considerations and engineering of Company-owned facilities which will support Sai Computing’s infrastructure. In addition, we have supply agreements with Dell for delivery to us of AI and GPU servers. NVIDIA supplies GPUs to these GPU server providers.

Sai Computing secured its first major AI customer in May 2023 and in June 2023, entered into a 36-month contract with a second customer in the Cloud Services Business. As of the date of this report, our Cloud Services Business provides services to several customers.
By February 2024, the Company had received 4,092 GPUs, deployed a total of 3,072 GPUs and began recognizing revenue from our first and second cloud services contract. The Cloud Services Business is expected to account for approximately 13% or more of our revenue in fiscal year 2024. As we ramp up operations in this business segment, we expect to acquire and deploy additional GPUs, increase revenue from the Cloud Services Business and increase the percentage of our revenue produced by our Cloud Services Business.
HPC Hosting Business
Our High Performance Computing (HPC) Hosting Business specializes in designing, constructing, and managing datacenters tailored to support HPC applications, including artificial intelligence (AI).
Currently, we have 9 MW of hosting capacity at our Jamestown, ND, location. In 2023, we commenced the construction of our first 100 MW HPC datacenter in Ellendale, North Dakota (the “HPC Ellendale Facility”). We plan to continue building this datacenter in 2024 and designing and developing additional HPC datacenter sites in the future.
We anticipate that this business segment will begin generating meaningful revenues once the HPC Ellendale Facility becomes operational, which is expected sometime in the early calendar year 2025.
Corporate Information
Our principal executive office is located at 3811 Turtle Creek Blvd., Suite 2100, Dallas, Texas 75219, and our phone number is (214) 427-1704. Our principal website address is www.applieddigital.com.
We make available free of charge on or through our website access to press releases and investor presentations, as well as all materials that we file electronically with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after electronically filing such materials with, or furnishing them to, the SEC. The SEC maintains an Internet website, www.sec.gov, that contains reports, proxy and information statements and other information that we file electronically with the SEC.
Information contained in, or accessible through, our website does not constitute part of this prospectus or the registration statement of which it forms a part and inclusions of our website address in this prospectus or the registration statement are inactive textual references only. You should not rely on any such information in making your decision whether to purchase our securities.
We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies in this prospectus as well as our filings under the Exchange Act.

THE OFFERING

Common Stock, par value $0.001 per share	To be set forth in a prospectus supplement
Preferred Stock, par value $0.001 (the “Preferred Stock”)	To be set forth in a prospectus supplement
Warrants	To be set forth in a prospectus supplement
Debt Securities	To be set forth in a prospectus supplement
Total	$300,000,000
Use of proceeds	Except as otherwise set forth in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities to address the Company’s working capital needs.
Nasdaq symbol	APLD

RISK FACTORS
An investment in our securities involves a high degree of risk and uncertainty. In addition to the other information included in this prospectus or in any applicable prospectus supplement, you should carefully consider each of the risk factors set forth in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q on file with the SEC, which are incorporated by reference into this prospectus, and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus. The risks described are not the only ones facing our company. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our company. If any of the risks described occur, our business, financial condition, results of operations and prospects could be materially adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part or your investment. In assessing these risks, you should also refer to the other information included or incorporated by reference into this prospectus or any applicable prospectus supplement.
Substantial blocks of our Common Stock may be sold into the market as a result of our registration of the issuance or resale of Common Stock pursuant to previously filed registration statements.
The price of our Common Stock could decline if there are substantial sales of shares of our Common Stock, if there is a large number of shares of our Common Stock available for sale, or if there is the perception that these sales could occur.
We currently have convertible notes outstanding in the aggregate principal amount of $50,000,000 (the “Promissory Notes”). The Promissory Notes are convertible into shares of our Common Stock (the “Note Conversion Shares”), at the request and sole discretion of the holder, subject to a minimum floor conversion price (which may be reduced by us from time to time in our discretion, subject to the rules and regulations of Nasdaq). We have registered the resale of up to 23,585,000 of Conversion Shares.
We also have a promissory note outstanding in the aggregate principal amount of $20,000,000 (as amended from time to time, the “AI Promissory Note”) in favor of AI Bridge Funding LLC. The AI Promissory Note may be paid with up to 24,532,449 shares of our Common Stock (the “AI Payment Shares”), subject to certain requirements and limitations, the issuance of which are registered.
We have registered the issuance of up to $25,000,000 of our Common Stock (the “ATM Common Stock”) in an “at the market equity offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended. The actual number of shares issued in the offering will vary depending on the sales prices when, and if, shares are sold from time to time.

Any issuances of Note Conversion Shares, AI Payment Shares or ATM Common Stock will dilute the percentage ownership of stockholders and may dilute the per share projected earnings (if any) or book value of our Common Stock. Sales of a substantial number of such shares in the public market or other issuances of shares of our Common Stock, or the perception that these sales or issuances could occur, could cause the market price of our Common Stock to decline and may make it more difficult for you to sell your shares at a time and price that you deem appropriate.

FORWARD-LOOKING STATEMENTS
Except for historical information, this prospectus contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future.
There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include, but are not limited to:
•    labor and other workforce shortages and challenges;
•    our dependence on principal customers;
•    the addition or loss of significant customers or material changes to our relationships with these customers;
•    our sensitivity to general economic conditions including changes in disposable income levels and consumer spending trends;
•    our ability to timely and successfully build new hosting facilities with the appropriate contractual margins and efficiencies;
•    our ability to continue to grow sales in our hosting business;
•    volatility of cryptoasset prices;
•    uncertainties of cryptoasset regulation policy; and
•    equipment failures, power or other supply disruptions.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in such forward-looking statements. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should review the factors and risks and other information we describe in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent reports we will file from time to time with the SEC.
All forward-looking statements are expressly qualified in their entirety by this cautionary note. You are cautioned to not place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference herein. You should read this prospectus and the documents that we incorporate by reference and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that will achieve our objectives and plans in any specified time frame, or at all. We have no obligation, and expressly disclaims any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise. We have expressed our expectations, beliefs and projections in good faith and believe they have a reasonable basis. However, we cannot assure you that our expectations, beliefs or projections will result or be achieved or accomplished.

USE OF PROCEEDS
Except as otherwise set forth in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities to address the Company’s working capital needs.

DESCRIPTION OF CAPITAL STOCK
The following descriptions are summaries of the material terms of our Articles and our Bylaws.
Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, our Articles and Bylaws, forms of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.
We effected a one-for-six reverse stock split in connection with our listing on the Nasdaq Global Select Market pursuant to which holders of our issued and outstanding Common Stock immediately prior to listing our Common Stock on Nasdaq Global Select Market had every six shares of Common Stock reclassified as one share of Common Stock. No fractional shares were issued. We refer to this as the “Reverse Stock Split”.
General
We are authorized to issue 171,666,666 shares of capital stock, $0.001 par value per share, of which 166,666,666 are designated as Common Stock and 5,000,000 are designated as Preferred Stock.
Common Stock
As of May 2, 2024, there were 122,725,610 shares of our Common Stock issued and outstanding and we had (i) 13,572,810 shares reserved for issuance under the 2022 Incentive Plan, (ii) 1,054,425 shares reserved for issuance under the 2022 Non-Employee Director Stock Plan, (iii) 204,168 shares reserved for issuance under restricted stock unit awards to certain consultants (iv) 5,069,098 shares in treasury; (v) 23,585,000 shares of our Common Stock to be issued upon the conversion of certain outstanding promissory notes issued by us to YA II PN, LTD. on March 27, 2024, which shares have been registered for resale on our Registration Statement on Form S-3, Reg. No. 333-278699; (vi) 24,532,449 shares of our Common Stock, which may be issued as payment of a certain outstanding promissory note made by us in favor of AI Bridge Funding LLC and the issuance of which is registered pursuant to a prospectus supplement that forms a part of our Registration Statement on Form S-3, Reg. No. 333-272023; and (vii) 3,000,000 shares of Common Stock reserved for issuance upon exercise of outstanding warrants.
Dividend Rights
Subject to preferences that may be applicable to any then outstanding Preferred Stock, holders of our Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our Board out of legally available funds.

Voting Rights
Each holder of our Common Stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders, subject to any rights of our Preferred Stock, or series of our Preferred stock, to vote together as a single class.
Liquidation Rights
In the event of our liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities and the liquidation preference of any outstanding Preferred Stock.
Other Rights
Our Common Stock has no preemptive rights, no cumulative voting rights and no redemption, sinking fund or conversion provisions.
Preferred Stock
We are authorized to issue 5,000,000 shares of Preferred Stock at $0.001 par value per share. As of the date hereof, 2,120,578 shares of Preferred Stock have been issued and retired, 0 shares of Preferred Stock are outstanding and 2,879,422 shares of Preferred Stock remain available and authorized for issuance.
Each series of Preferred Stock to be issued, if any, will have such number of shares, designations, preferences, powers and qualifications and special or relative rights or privileges as will be determined by our Board, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights. The rights of the holders of our Common Stock will be subject to the rights of holders of any Preferred Stock outstanding and issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with the possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.
Terms
The specific terms of any Preferred Stock being offered will be described in the prospectus supplement relating to that Preferred Stock. The following summaries of the provisions of the Preferred Stock are subject to, and are qualified in their entirety by reference to, the certificate of designation relating to the particular class or series of Preferred Stock offered with that prospectus supplement for specific terms, including:

•the designation of the Preferred Stock;
•the number of shares of the Preferred Stock being offered, the liquidation preference per share and the offering price of the Preferred Stock;
•the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating these items applicable to the Preferred Stock
•the place or places where dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the date from which dividends on the Preferred Stock will accumulate, if applicable;
•the procedures for any action and remarketing of the Preferred Stock;
•the provision of a sinking fund, if any, for the Preferred Stock;
•the provision for redemption, if applicable, of the Preferred Stock;
•any listing of the Preferred Stock on any securities exchange;
•the terms and conditions, if applicable, upon which the Preferred Stock will be convertible into or exchangeable for Common Stock, and whether at our option or the option of the holder;
•whether the Preferred Stock will rank senior or junior to or on a parity with any other class or series of Preferred Stock;
•the voting rights, if any, of the Preferred Stock;
•any other specific terms, preferences, rights, limitations or restrictions of the Preferred Stock; and
•a discussion of the United States federal income tax considerations applicable to the Preferred Stock.
Series E Preferred Stock
Our Board has created out of the authorized and available shares of our Preferred Stock, a series of convertible redeemable preferred stock, designated as the Series E Redeemable Preferred Stock (the “Series E Preferred Stock”). The following is a brief description of the terms of the Series E Preferred Stock. The Board has authorized the sale of up to 2,000,000 shares of Series E Preferred Stock. The Board may choose, in its sole discretion, to offer an additional 2,000,000 shares of Series E Preferred Stock for sale.
Dividend Rights
The holders of the Series E Preferred Stock shall be entitled to receive, and the Company shall pay, out of legally available funds, dividends on each share of Series E Preferred Stock at an annual rate of 8.0% of the Stated Value (as defined below). Dividends will be declared and accrued monthly. Such dividends shall be payable upon Board approval, which may not be monthly, out of legally available funds in cash or our Common Stock.

Liquidation Rights
Subject to the liquidation preference stated in the ranking section in the Certificate of Designations for the Series E Preferred Stock, Series E Preferred Stock will be entitled to be paid out of the funds and assets available for distribution, an amount per share equal to the “Stated Value,” or $25.00, plus an amount per share that is issuable as the result of accrued or unpaid Dividends. After payment to the holders of our Series E Preferred Stock, the remaining funds and assets available for distribution to our stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares of Common Stock held by each such holder.
Redemption Rights
Each holder of shares of Series E Preferred Stock is entitled to redeem any portion of the outstanding Series E Preferred Stock held by such holder at any time in cash or our Common Stock. Additionally, we may redeem a share of Series E Preferred Stock at our option at any time from time to time upon not less than 10 calendar days written notice to the holders prior to the date fixed for redemption thereof, at a redemption price of 100% of the Stated Value of the shares of Series E Preferred Stock to be redeemed plus accrued but unpaid dividends.
Other Rights
Our Series E Preferred Stock has no preemptive rights, no voting rights and no sinking fund or conversion provisions.
Limitations on Liability and Indemnification Matters
Our amended and restated bylaws contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Nevada Revised Statute, or NRS.
Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability:
•for any breach of the director’s duty of loyalty to us or our stockholders;
•for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
•under the NRS for the unlawful payment of dividends; or
•for any transaction from which the director derives an improper personal benefit.
Our Bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the NRS and allows us to indemnify other employees and agents as set forth in the NRS. Subject to certain limitations, our amended and restated bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.
We believe that provisions of our amended and restated bylaws are necessary to attract and retain qualified directors, officers, and key employees. We also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers, or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Transfer Agent
The transfer agent and registrar for our Common Stock and the Series E Preferred Stock is Computershare Trust Company, N.A., 150 Royall St., Canton, MA 02021, (781) 575-2000.
Listing
Our Common Stock is presently traded on The Nasdaq Global Select Market under the symbol “APLD.”

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of Preferred Stock, Common Stock or any combination thereof. Warrants may be issued independently or together with any other securities offered in an applicable prospectus supplement and may be attached to or separate from such securities. Warrants may be issued under warrant agreements (each, a “warrant agreement”) to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of warrants which may be offered. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.
Terms. The prospectus supplement relating to a particular issue of warrants for the purchase of Common Stock or Preferred Stock will describe the terms of the warrants, including the following:
•the title of the warrants;
•the offering price for the warrants, if any;
•the aggregate number of the warrants;
•the designation and terms of the Common Stock or Preferred Stock that may be purchased upon exercise of the warrants;
•if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;
•if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
•the number of shares of Common Stock or Preferred Stock that may be purchased upon exercise of a warrant and the price at which such shares may be purchased upon exercise;
•the dates on which the right to exercise the warrants will commence and expire;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•if applicable, a discussion of material United States federal income tax considerations;
•the antidilution provisions of the warrants, if any;
•the redemption or call provisions, if any, applicable to the warrants; and
•any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants
Each warrant will entitle the holder of warrants to purchase for cash the amount of shares of Preferred Stock or shares of Common Stock at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date the unexercised warrants will become void.
Warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of Preferred Stock or shares of Common Stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF DEBT
The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus.  While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.  The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.
We will issue the notes under the indenture that we will enter into with the trustee named in the indenture. The form of indenture is being filed as an exhibit to the registration statement of which this prospectus is a part. The indenture will be qualified under the Trust Indenture Act of 1939.  We use the term "debenture trustee" to refer to the trustee under the indenture.
The following summaries of material provisions of the notes and the indenture are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.  We urge you to read the applicable prospectus supplement(s) related to the debt securities that we sell under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:
•the title;
•the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;
•any limit on the amount that may be issued;
•whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;
•the maturity date;
•the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;
•whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•whether the debt securities will be secured or unsecured, and the terms of any secured debt;
•the terms of the subordination of any series of subordinated debt;
•the place where payments will be payable;
•restrictions on transfer, sale or other assignment, if any;
•our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;
•provisions for a sinking fund, purchase or other analogous fund, if any;
•the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities;
•whether the indenture will restrict our ability and/or the ability of our subsidiaries to:
oincur additional indebtedness;
oissue additional securities;
oissue guarantees;
ocreate liens;
opay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;
oredeem capital stock;
oplace restrictions on our subsidiaries' ability to pay dividends, make distributions or transfer assets;
omake investments or other restricted payments;
osell or otherwise dispose of assets;
oenter into sale-leaseback transactions;
oengage in transactions with stockholders and affiliates;
oissue or sell stock of, or sell assets of, our subsidiaries; or
oeffect a consolidation or merger;

•whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•a discussion of any material or special United States federal income tax considerations applicable to the debt securities;
•information describing any book-entry features;
•the procedures for any auction and remarketing, if any;
•the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and
•any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.
Conversion or Exchange Rights
We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Common Stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period.  We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option.  We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange (for example in the event of our merger or consolidation with another entity).
Consolidation, Merger or Sale
The indenture in the form initially filed as an exhibit to the registration statement of which this prospectus is a part does not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets.  However, any successor of ours or acquiror of such assets must assume all of our obligations under the indenture and the debt securities.
If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.
Events of Default Under the Indenture
The following are events of default under the indenture with respect to any series of debt securities that we may issue:
•if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;
•if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;
•if we fail to observe or perform any other covenant contained in the debt securities or the indenture, other than a covenant solely for the benefit of another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
•if specified events of bankruptcy, insolvency or reorganization occur.
If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.  If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the applicable indenture.
Subject to the terms of the indenture, if an event of default under the indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity.  The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:
•the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.
A holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:
•the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;
•the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee, to institute the proceeding as trustee; and
•the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.
These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the debenture trustee regarding our compliance with the covenants in the indenture.
Modification of Indenture; Waiver
We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:
•to fix any ambiguity, defect or inconsistency in the indenture;
•to comply with the provisions described above under “-Consolidation, Merger or Sale;”
•to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;
•to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•to provide for uncertificated debt securities and to make any appropriate changes for such purpose;
•to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any unissued series;
•to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or
•to change anything that does not adversely affect the legal rights of any holder of debt securities of any series.
In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.  However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:
•extending the fixed maturity of the series of debt securities;
•reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or
•reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.
Discharge
The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:
•register the transfer or exchange of debt securities of the series;
•replace stolen, lost or mutilated debt securities of the series;
•maintain paying agencies;
•recover excess money held by the debenture trustee;
•compensate and indemnify the debenture trustee; and
•appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.  The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose.  Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Debenture Trustee
The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture.  Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders.  Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the debenture trustee in the City of New York as our paying agent for payments with respect to debt securities of each series.  We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.  We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Subordination of Subordinated Debt Securities
Subordinated debt securities, if any, will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.  The indenture in the form initially filed as an exhibit to the registration statement of which this prospectus is a part does not limit the amount of indebtedness which we may incur, and does not limit us from issuing any other debt, including secured debt or unsecured debt.

Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus in one or more transactions from time to time:
•to or through underwriters;
•through dealers, agents or institutional investors;
•directly to purchasers;
•in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act; or
•through a combination of these methods.
We may sell the securities at a fixed price or prices that may change, at prevailing market prices, at prices relating to prevailing market prices or at negotiated prices. Each time we sell securities in a particular offering, we will provide a prospectus supplement or, if required, amend this prospectus, to disclose the following information with respect to that offering:
•the material terms of the distribution, including the number of shares and the consideration paid;
•the identity of any underwriters, dealers, agents or purchasers that will purchase the securities;
•the amount of any compensation, discounts or commissions to be received by underwriters, dealers or agents;
•the purchase price of the securities being offered and the proceeds we will receive from the sale;
•the nature of any transactions by underwriters, dealers or agents during the offering that are intended to stabilize or maintain the market price of our securities; and
•the terms of any indemnification provisions.
Underwriters, dealers, agents or other purchasers may sell the securities at a fixed price or prices that may change, at prices set at or relative to prevailing market prices or at negotiated prices.
We may directly solicit offers to purchase securities and we may make sales of securities directly to institutional investors or others in jurisdictions where we are authorized to do so.
We may offer our Common Stock into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters and dealers who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

Underwriters
We may sell all or a portion of the securities offered by this prospectus in one or more transactions to or through underwriters, who may sell the securities to or through dealers. In connection with the sale of our securities, underwriters, dealers or agents may receive compensation from us, or from the purchasers of the securities for whom they may act as agents, in the form of underwriting discounts, concessions or commissions and may also receive commissions from the purchasers for whom they may act as agents. Underwriters, dealers, agents or purchasers that participate in the distribution of the securities, and any broker-dealers or the persons acting on behalf of parties that participate in the distribution of the securities, are underwriters under the Securities Act of 1933, or the Securities Act. Any discounts or commissions they receive and any profit on the resale of the securities they receive constitute underwriting discounts and commissions under the Securities Act. Any person deemed to be an underwriter under the Securities Act may be subject to statutory liabilities, including those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.
Only underwriters named in the amended or supplemented prospectus, if any, will be underwriters of the securities offered through that amended prospectus. Any underwriters used in an offering may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.
Agents; Direct Sales
We may designate agents to distribute the securities offered by this prospectus. Unless the applicable prospectus supplement states otherwise, any such agent will act on a best-efforts basis for the period of appointment. We may authorize dealers or other persons acting as our respective agents to solicit offers by institutional investors to purchase the securities from us under contracts that provide for payment and delivery on a future date. We may enter into agreements directly with purchasers that provide for the sale of securities over a period of time by means of draw-downs at our election, which the purchaser would be obligated to accept under specified conditions. Under a draw-down agreement, we may sell securities at a per share purchase price discounted from the market price of our securities. We may also enter into agreements for sales of securities based on combinations of or variations from these methods. We will describe in the applicable prospectus supplement the terms and conditions of any such agreements and any related commissions we will pay. Agents and underwriters may also engage in transactions with us, or perform services for us in the ordinary course of business.

Stabilization Activities
In connection with a firm commitment underwritten offering of our securities, underwriters and purchasers that are deemed to be underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. For example, they may:
•over-allot in connection with the offering, creating a syndicate short position for their own account;
•bid for and purchase our securities in the open market to cover short positions or to stabilize the price of the securities; or
•reclaim selling concessions allowed for distributing the securities in the offering if the underwriters repurchase previously distributed securities in transactions to cover short positions, stabilization transactions or otherwise.
Any of these activities may stabilize or maintain the market price above independent market levels. These activities may be conducted only in conjunction with a firm commitment underwritten offering. Underwriters are not required to engage in these activities and may terminate any such activity at any time. In engaging in any such activities, underwriters will be subject to the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations under those acts. Regulation M under the Securities Act, for example, may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities, and the anti-manipulation rules under the Exchange Act may also apply to market sales of the securities. These provisions may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.
Indemnification
We may agree to indemnify underwriters, dealers, agents or other purchasers against civil liabilities they may incur in connection with the offer and sale of the securities offered by this prospectus, including liabilities under the Securities Act. We may also agree to contribute to payments that these persons may be required to make with respect to these liabilities.

LEGAL MATTERS
The validity of the securities offered in this prospectus is being passed upon for us by Snell & Wilmer LLP.
EXPERTS
The consolidated financial statements of Applied Digital Corporation as of May 31, 2023 and May 31, 2022 and for the years ended May 31, 2023 and 2022, incorporated by reference herein and elsewhere in the registration statement, have been audited by Marcum, LLP, an independent registered public accounting firm, as stated in their report, and have been incorporated herein by reference upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Common Stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to our SEC filings and the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.
In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.
We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance with such requirements, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the web site of the SEC referred to above. We also maintain a website at www.applieddigital.com, where you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.
We incorporate by reference the documents listed below that we have previously filed with the SEC:
•our Annual Report on Form 10-K for the year ended May 31, 2023, as filed with the SEC on August 2, 2023, and as amended by that Form 10-K/A on October 12, 2023;
•our Quarterly Reports on Form 10-Q for the quarter ended August 31, 2023, filed with the SEC on October 10, 2023, for the quarter ended November 30, 2023, filed with the SEC on January 16, 2024 and for the quarter ended February 29, 2024, filed with the SEC on April 11, 2024;
•our Current Reports on Form 8-K as filed with the SEC on August 15, 2023, August 23, 2023, September 11, 2023, September 28, 2023, November 13, 2023, January 23, 2024, February 6, 2024, February 9, 2024, February 15, 2024, February 22, 2024, February 29, 2024, March 5, 2024, March 8, 2024, March 15, 2024, April 1, 2024, April 5, 2024, April 29, 2024, April 29, 2024, April 30, 2024, April 30, 2024 and May 1, 2024 (other than any portions thereof deemed furnished and not filed);
•The description of our Common Stock in our Registration Statement on Form 8-A, filed with the SEC on April 11, 2022, including any amendment or reports filed for the purpose of updating such description, including the Description of Capital Stock filed as Exhibit 4.5 to our Annual Report on Form 10-K for the year ended May 31, 2023, as filed with the SEC on August 2, 2023, and as amended by that Form 10-K/A on October 12, 2023.
All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, and after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Where You Can Find More Information,” above.
We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference into this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to
Applied Digital Corporation
Attn: Wes Cummins
Chief Executed Officer
3811 Turtle Creek Blvd., Suite 2100
Dallas, Texas 75219
Phone number: (214) 427-1704

Up to $125,000,000

Common Stock

PROSPECTUS SUPPLEMENT

B. Riley Securities, Inc.	BTIG
Lake Street	Northland Capital Markets
Roth Capital Partners, LLC

July 9, 2024